Exhibit 10.1

EXECUTION VERSION

TERM LOAN AGREEMENT

dated as of

August 11, 2022,

among

V.F. CORPORATION,

the LENDERS party hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

WELLS FARGO SECURITIES, LLC,

JPMORGAN CHASE BANK, N.A.,

PNC BANK NATIONAL ASSOCIATION,

TD SECURITIES (USA) LLC,

TRUIST SECURITIES, INC.

and

U.S. BANK NATIONAL ASSOCIATION,

as Joint Lead Arrangers and Joint Bookrunners

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication Agent

PNC BANK NATIONAL ASSOCIATION,

TD BANK, N.A.,

TRUIST BANK

and

U.S. BANK NATIONAL ASSOCIATION

as Documentation Agents

TABLE OF CONTENTS

i

SECTION 10.17. Acknowledgement and Consent to Bail-In of Affected Financial Institutions	84

Schedule:

Schedule 2.01	Commitments

Exhibits:

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Borrowing Notice
Exhibit C	Form of Interest Election Request
Exhibit D	Form of Accession Agreement
Exhibit E	Form of Compliance Certificate

v

TERM LOAN AGREEMENT dated as of August 11, 2022, among V.F. CORPORATION, a Pennsylvania corporation (the “Company”); the LENDERS from time to time party hereto; and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WITNESSETH:

WHEREAS the Company has requested that the Lenders make available to the Company a term loan facility of up to US$1,000,000,000 (which may be increased to US$1,100,000,000), the proceeds of which are to be used for general corporate purposes; and

WHEREAS the Lenders are willing to make the term loan facility available to the Company upon the terms and conditions set forth herein.

NOW, THEREFORE, the Company, the Lenders and the Administrative Agent hereby agree as follows:

ARTICLE I

Definitions and Terms

SECTION 1.01.  Definitions.  For the purposes of this Agreement, the following terms shall have the respective meanings set forth below:

“ABR Borrowing” means any Borrowing comprised of ABR Loans.

“ABR Loan” means any Loan that bears interest at a rate determined by reference to the Alternate Base Rate.

“Accession Agreement” has the meaning specified in Section 2.06(d).

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) Daily Simple SOFR plus (b) 0.10% per annum; provided that if Adjusted Daily Simple SOFR as so determined would be less than zero, such rate shall be deemed to be zero.

“Adjusted Term SOFR” means, for any Interest Period, an interest rate per annum equal to (a) Term SOFR for such Interest Period plus (b) 0.10% per annum; provided that if Adjusted Term SOFR as so determined would be less than zero, such rate shall be deemed to be zero.

“Administrative Agent” means JPMorgan, in its capacity as administrative agent for the Lenders hereunder, or any successor appointed in accordance with Section 9.06.  Unless the context requires otherwise, the term “Administrative Agent” shall include any Affiliate of JPMorgan through which JPMorgan shall perform any of its obligations in such capacity hereunder or under the other Loan Documents.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person.  A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agreement” means this Term Loan Agreement, as the same may hereafter be amended, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1.00% per annum and (c) the Adjusted Term SOFR for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00% per annum.  For purposes of clause (c) above, the Adjusted Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology).  If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.02 (for the avoidance of doubt, only until an amendment hereto has become effective pursuant to Section 3.02(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above; provided that the Alternate Base Rate shall not be less than 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR, as the case may be.

“Ancillary Document” has the meaning set forth in Section 10.07(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Lending Office” means, as to any Lender, the office or offices described as such in such Lender’s Administrative Questionnaire, or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Company by written notice in accordance with the terms hereof as the office by which its Loans are to be made and maintained.

“Applicable Rate” means, for any day with respect to any ABR Loan, any Term SOFR Loan or, if applicable pursuant to Section 3.02, any Daily Simple SOFR Loan or with respect to the Ticking Fee, as the case may be, the applicable rate per annum set forth under the caption “ABR Spread”, “Term SOFR/Daily Simple SOFR Spread” or “Ticking Fee Rate” in the table below, as the case may be, in each case based upon the ratings by S&P and Moody’s applicable on such date to the Index Debt:

Category	Ratings S&P / Moody’s	Term SOFR/Daily Simple SOFR Spread	ABR Spread	Ticking Fee Rate
1	≥A / A2	0.700%	0.000%	0.070%
2	A- / A3	0.750%	0.000%	0.070%
3	≤BBB+ / Baa1	0.875%	0.000%	0.070%

For purposes of the foregoing, (i) if either S&P or Moody’s shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 3, (ii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be the applicable rate per annum corresponding to the higher (or numerically lower) of such Categories unless one of the ratings is two Categories lower than the other, in which case the Applicable Rate shall be determined by reference to Category 2 and (iii) if the ratings established or deemed to have been established by S&P and Moody’s for the Index Debt shall be changed (other than as a result of a change in the rating system of S&P or Moody’s), such change shall be effective as of the date on which it is first announced by the applicable rating agency.  Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.  If the rating system of S&P or Moody’s shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the ratings most recently in effect prior to such change or cessation.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., PNC Bank National Association, TD Securities (USA) LLC, Truist Securities, Inc. and U.S. Bank National Association, in their capacities as joint lead arrangers and joint bookrunners of the term loan facility provided for herein.

“Assignment and Assumption” means an Assignment and Assumption in the form of Exhibit A hereto (with blanks appropriately filled in) delivered to the Administrative Agent in connection with an assignment of a Lender’s interest under this Agreement pursuant to Section 10.01.

“Authorized Representative” means any of the Chairman of the Board of Directors, President, Chief Executive Officer, Chief Financial Officer, Vice President-

Treasurer, or any other Vice President of the Company, or any other Person expressly designated by the written authorization of any of the foregoing as an Authorized Representative.

“Availability Period” means the period from and including the Closing Date to, but excluding, the earlier of the Commitment Outside Date and the date of termination of the Commitments.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.02(b)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it; provided that a Bankruptcy Event shall not result solely by virtue of (a) any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person, or (b) any Undisclosed Administration.

“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable

Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.02(b)(i).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)       Adjusted Daily Simple SOFR; and

(2)       the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the US Dollars at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the US Dollars at such time in the United States.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term SOFR Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “Interest Period”, the definition of “U.S. Government Securities Business Day”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Company) may be appropriate to reflect the adoption and implementation of the applicable Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earlier to occur of the following events with respect to such then-current Benchmark:

(1)       in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)       in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 3.02(b) and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 3.02(b).

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Benefit Plan” means (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrowing” means Loans of the same Type made, converted or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” means US$5,000,000.

“Borrowing Multiple” means US$1,000,000.

“Borrowing Notice” means a request by the Company for a Borrowing in accordance with Section 2.03, in the form of Exhibit B hereto.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with a Term SOFR Loan or a Daily Simple SOFR Loan and any interest rate setting, fundings, disbursements, settlements or payments of any Term SOFR Loans or Daily Simple SOFR Loans, or any other dealings in respect of such Loans referencing Adjusted Term SOFR or Adjusted Daily Simple SOFR, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day.

“Capital Leases” means all leases which have been capitalized in accordance with GAAP as in effect, subject to Section 1.03(a), from time to time.

“Change of Control” means, at any time:

(a) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act), other than the Trust, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act ) of 35% or more of the outstanding shares of Voting Securities of the Company; or

(b) as of any date a majority of the Board of Directors of the Company consists of individuals who were not either (i) directors of the Company as of the corresponding date of the previous year, (ii) selected or nominated to become directors by the Board of Directors of the Company of which a majority consisted of individuals described in clause (i), or (iii) selected or nominated to become directors by the Board of Directors of the Company of which a majority consisted of individuals described in clauses (i) and (ii).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any applicable law, rule, regulation or treaty, (b) any change in any applicable law, rule, regulation or treaty or in the interpretation or administration thereof by any Governmental Authority or (c) the making or issuance of any request or directive (whether or not having the force of law) of any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Claims” has the meaning specified in Section 2.11(c).

“Closing Date” means the date as of which this Agreement is executed by the parties hereto and on which the conditions set forth in Section 4.01 have been satisfied (or waived in accordance with Section 10.02).

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

“Commitment Outside Date” means December 30, 2022.

“Commitments” means, with respect to each Lender, the commitment of such Lender to make Loans, expressed as an amount representing the maximum aggregate amount of the Loans to be made by such Lender, as such commitment may be reduced or increased from time to time pursuant to Section 2.06 or assignments by or to such Lender pursuant to Section 10.01.  The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or the Accession Agreement pursuant to which such Lender shall have assumed or provided its Commitment, as the case may be.  The aggregate amount of the Commitments as of the Closing Date is US$1,000,000,000.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Company or the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein that is distributed to or by the Administrative Agent or any Lender by means of electronic communications in accordance with this Agreement, including through the Platform.

“Company” has the meaning specified in the preamble hereto.

“Company Materials” has the meaning specified in Section 6.01.

“Consolidated Net Capitalization” means, as of the last day of any fiscal quarter, the sum of Consolidated Net Indebtedness plus Consolidated Net Worth.

“Consolidated Net Indebtedness” means, as of the last day of any fiscal quarter, all Funded Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, minus Unrestricted Cash; provided that Consolidated Net Indebtedness shall not be less than zero.

“Consolidated Net Worth” means, as of the last day of any fiscal quarter, the consolidated stockholders’ equity of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five U.S. Government Securities Business Days prior to (a) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website.

“Daily Simple SOFR Borrowing” means any Borrowing comprised of Daily Simple SOFR Loans.

“Daily Simple SOFR Loan” means any Loan that bears interest at a rate determined by reference to Adjusted Daily Simple SOFR.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declining Lender” has the meaning specified in Section 2.13(a).

“Default” means any event or condition which, with the giving or receipt of notice or lapse of time or both, unless cured or waived, would constitute an Event of Default hereunder.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans or (ii)  to pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default or Event of Default) has not been satisfied, (b) has notified the Company or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default or Event of Default) to funding a Loan cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent, made in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the receipt by the Administrative Agent of such certification in form and substance reasonably satisfactory to it, or (d) has become, or has a Lender Parent that has become, the subject of a Bankruptcy Event or a Bail-In Action.

“Dividing Person” has the meaning assigned to such term in the definition of “Division Successor”.

“Division” has the meaning specified in Section 1.05.

“Division Successor” means any Person that, upon the consummation of a Division of any other Person (a “Dividing Person”), holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division.  A Dividing Person that retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Documentation Agents” means PNC Bank National Association, TD Bank, N.A., Truist Bank and U.S. Bank National Association.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic signature, sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) a Lender and (b) any other Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) approved by (i) the Administrative Agent (which approval shall be subject to the last sentence of Section 10.01(b) and shall not be unreasonably withheld or delayed) and (ii) unless an Event of Default under Section 8.01(a), 8.01(b), 8.01(g) or 8.01(h) has occurred and is continuing, the Company (such approval not to be unreasonably withheld or delayed); provided that, notwithstanding the foregoing, “Eligible Assignee” shall not include the Company or any of its Subsidiaries or other Affiliates.

“Environmental Laws” means any federal, state, local or foreign statute, law, ordinance, code, rule, regulation, order, decree, permit or license by any Governmental Authority regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions or environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other “Superfund” or “Superlien” law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

“ERISA Group” means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Code.

“Erroneous Payment Return Deficiency” has the meaning set forth in Section 9.07(b)(iii).

“Erroneous Payment Deficiency Assignment” has the meaning set forth in Section 9.07(b)(iii).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Events of Default” has the meaning set forth in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Lender or the Administrative Agent or required to be withheld or deducted from a payment to any Lender or the Administrative Agent: (a) Taxes imposed on its net income (however denominated), and franchise or similar Taxes (including branch profit Taxes) imposed on it, in each case (i) by the jurisdiction under the laws of which such Lender or the Administrative Agent is organized or in which its principal office (or in the case of a Lender, its Applicable Lending Office) is located or any political subdivision thereof and (ii) by reason of any present or former connection between such Lender or the Administrative Agent and the jurisdiction imposing such Taxes, other than solely as a result of this Agreement or any other Loan Document or any transaction contemplated hereby, (b) in the case of a Lender, any U.S. federal withholding Tax imposed on such payment, but not excluding (i) any portion of such Tax that exceeds the U.S. federal withholding Tax that would have been imposed on such a payment to such Lender under the laws in effect on the date on which such Lender first becomes a party to this Agreement or the date on which such Lender changed its lending office and (ii) any portion of such Tax that does not exceed the amount payable to the assignor of such Lender immediately before such Lender became a party to this Agreement or changed its lending office, (c) any U.S. federal withholding Tax imposed under FATCA and (d) Taxes attributable to such Lender’s failure to comply with Section 3.05(e).

“Extending Lender” has the meaning specified in Section 2.13(a).

“Extension Agreement” means an Extension Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Company, the Administrative Agent and one or more Extending Lenders, effecting an Extension Permitted Amendment and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.13.

“Extension Offer” has the meaning set forth in Section 2.13(a).

“Extension Permitted Amendment” means an amendment to this Agreement and the other Loan Documents effected in connection with an Extension Offer pursuant to Section 2.13, providing for an extension of the Maturity Date applicable to the Loans of the Lenders consenting thereto (such Loans being referred to as the “Extended Loans”) and, in connection therewith, if the parties to such amendment shall so agree, (a) a change in the rate of interest accruing on such Extended Loans, (b) the inclusion of fees to be payable to the Extending Lenders in respect of such Extension Offer or their Extended Loans, (c) an addition of any affirmative or negative covenants applicable to the Company and its Subsidiaries; provided that any such additional covenant with which the Company and its Subsidiaries shall be required to comply for the benefit of the Extending Lenders shall also be for the benefit of all other Lenders, and/or (d) any other amendment to this Agreement or the other Loan Documents to the extent such amendment would otherwise be permitted pursuant to, and is adopted in accordance with the consent requirements of, Section 10.06 and such amendment and the related Extension Agreement comply with Section 2.13(b).

“Facility Termination Date” means the date on which all of the following shall have occurred: (a) all of the Commitments shall have expired or shall have been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and (b) the Company shall have fully, finally and irrevocably paid and satisfied in full all other obligations of the Company under the Loan Documents (other than obligations consisting of continuing indemnities and other contingent obligations of the Company that may be owing to the Administrative Agent, the Lenders or any of the other Indemnified Parties pursuant to the Loan Documents and expressly survive termination of this Agreement).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements between the United States and another country that modify the provisions of the foregoing or law or regulation in any jurisdiction implementing such intergovernmental agreement.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America (or any successor body).

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Adjusted Term SOFR or, if applicable pursuant to Section 3.02,  Adjusted Daily Simple SOFR.

“Foreign Lender” means any Lender that is not a US Person.

“Fund” means any Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Indebtedness” means with respect to any Person, without duplication, (a) all indebtedness in respect of borrowed money, (b) all obligations under Capital Leases, (c) the deferred purchase price of any property or services that are in the nature of money borrowed, and (d) indebtedness evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including non-contingent, past-due obligations under reimbursement agreements and conditional sales or similar title retention agreements), other than (i) trade payables and accrued expenses incurred in the ordinary course of business, and (ii) indebtedness secured by cash deposits subject to a legal right of set-off and not classified as a liability under GAAP.

“Funding Date” means, with respect to any Loan or any Borrowing, the date on which such Loan, or the Loans comprising such Borrowing, is or are made pursuant to Section 2.01.

“GAAP” means generally accepted accounting principles in the United States, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, or which have other substantial authoritative support and are applicable in the circumstances, as in effect, subject to Section 1.03(a), from time to time.

“Governmental Authority” means any federal, state, municipal, national or other governmental department, commission, board, bureau, court, central bank, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States of America, the United States of America or a foreign entity or government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) and the purpose of such contracts is to provide credit support in the nature of a guaranty or (b) entered into for the purpose of assuring in any other manner the holder of such Indebtedness of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Increasing Lenders” has the meaning specified in Section 2.06(d).

“Indebtedness” means, as to any Person, without duplication, (a) all Funded Indebtedness of such Person, (b) all Funded Indebtedness of any other Person secured by any Lien on any property or asset owned or held by such Person, regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person, other than indebtedness secured by cash deposits subject to a legal right of set-off and not classified as a liability under GAAP, and (c) all Funded Indebtedness of any other Person Guaranteed by such Person.

“Indemnified Party” has the meaning specified in Section 10.09(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under this Agreement or any other Loan Document and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.

“Index Debt” means senior, unsecured, long-term Indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

“Information” has the meaning specified in Section 10.13.

“Interest Election Request” means a request by the Company to convert or continue a Borrowing in accordance with Section 2.05, in the form of Exhibit C hereto.

“Interest Payment Date” means (a) with respect to any ABR Loan and, if applicable pursuant to Section 3.02, any Daily Simple SOFR Loan, the last day of each March, June, September and December and the Maturity Date and (b) with respect to any Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that shall occur at an interval of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending on (a) the numerically corresponding day in the calendar month that is one, three or six months thereafter, in each case as the Company may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“JPMorgan” means JPMorgan Chase Bank, N.A. and its successors.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender-Related Person” means the Administrative Agent, each Arranger, the Syndication Agent, each Documentation Agent and each Lender, and each Related Party of any of the foregoing Persons.

“Lenders” means the Persons listed on Schedule 2.01, any other Person that shall have become a Lender pursuant to an Assignment and Assumption or Section 2.06(d), other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

“Liabilities” means any losses, claims, damages or liabilities of any kind.

“Lien” means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.  For the purposes of this Agreement, the Company and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

“Loan Documents” means this Agreement, each Accession Agreement and, other than for purposes of Section 10.06,  the Notes.

“Loans” means the loans made by the Lenders to the Company pursuant to this Agreement.

“Margin Stock” shall have the meaning specified for such term in Regulation U of the Federal Reserve Board.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial position or results of operations of the Company and its Subsidiaries, taken as a whole, (b) the ability of the Company to pay or perform its material obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due and payable in accordance with the terms thereof, or (c) the rights, powers and remedies of the Administrative Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof.

“Material Plan” means, at any time, a Plan or Plans having aggregate Unfunded Liabilities in excess of US$100,000,000.

“Maturity Date” means the date that is the second anniversary of the earlier of (a) the Commitment Outside Date and (b) the Funding Date (or, if there shall be more than one Funding Date, the latest Funding Date to occur hereunder), as such date may be extended pursuant to Section 2.13; provided that, as to the Loans of any Lender that is a Declining Lender in respect of any Extension Permitted Amendment effected pursuant to Section 2.13 (and any assignee thereof, other than any assignee that is an Extending Lender in respect of such Extension Permitted Amendment), the term “Maturity Date” shall be the Maturity Date as in effect immediately prior to the effectiveness of the applicable Extension Agreement; provided further that if any such day is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“MNPI” means material information concerning the Company or any of the Subsidiaries or any of its or their respective securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Exchange Act.  For purposes of this definition, “material information” means information concerning the Company, the Subsidiaries or any of its or their respective securities that could reasonably be expected to be material for purposes of the United States federal and state securities laws.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Multiemployer Plan” means at any time an employee benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making, or is accruing an obligation to make, contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five-year period.

“Notes” means the promissory notes, if any, executed and delivered pursuant to Section 2.07(e).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided further that, if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Other Taxes” has the meaning specified in Section 3.05(b).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in US Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant” has the meaning set forth in Section 10.01(d).

“Participant Register” has the meaning set forth in Section 10.01(g).

“Payment” has the meaning set forth in Section 9.07(b)(i).

“Payment Notice” has the meaning set forth in Section 9.07(b)(ii).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Person” means an individual, partnership, corporation, limited liability company, limited liability partnership, trust, unincorporated organization, association, joint venture or a Governmental Authority.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and either (a) is sponsored, maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been sponsored, maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Platform” means IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent in its reasonable discretion, in consultation with the Company) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent in its reasonable discretion, in consultation with the Company).  Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.01.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR, 5:00 a.m., Chicago time, on the day that is two U.S. Government Securities Business Days preceding the date of such setting or (b) otherwise, the time determined by the Administrative Agent in its reasonable discretion.

“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Original Indebtedness; (b) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Subsidiary that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required pursuant to the terms of the Original Indebtedness to become) an obligor in respect of such Original Indebtedness; and (c) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof).

“Register” has the meaning set forth in Section 10.01(c).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, trustees, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board, the NYFRB or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Relevant Rate” means (a) with respect to any Term SOFR Borrowing, Adjusted Term SOFR and (b) with respect to any Daily Simple SOFR Borrowing, Adjusted Daily Simple SOFR.

“Required Lenders” means, at any time, Lenders having Loans and Commitments representing in the aggregate more than 50% of the aggregate outstanding principal amount of the Loans and the aggregate amount of the Commitments of all Lenders at such time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of comprehensive territorial Sanctions (at the date of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state to whose jurisdiction the Company or any Subsidiary of the Company is subject or Her Majesty’s Treasury of the United Kingdom, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person 50% or more owned by any Person or Persons described in the foregoing clause (a) and/or, to the knowledge of the Company, clause (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state to whose jurisdiction the Company or any Subsidiary of the Company is subject or Her Majesty’s Treasury of the United Kingdom.

“Significant Subsidiary” means at any time any Subsidiary, except Subsidiaries which at such time have been designated by the Company (by notice to the Administrative Agent, which may be amended from time to time, which notices shall be made available by the Administrative Agent to the Lenders upon request) as nonmaterial and which, if aggregated and considered as a single Subsidiary, would not meet the definition of “significant subsidiary” in Regulation S-X of the Securities and Exchange Commission.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“subsidiary” means, with respect to any Person, any corporation or other Person in which more than 50% of its outstanding Voting Securities or more than 50% of all equity interests is owned directly or indirectly by such Person and/or by one or more of its Subsidiaries.

“Subsidiary” means any subsidiary of the Company.

“Surviving Company” has the meaning specified in Section 7.04.

“Syndication Agent” means Wells Fargo Bank, National Association.

“Taxes” means any and all present or future taxes, duties, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges, in each case in the nature of a tax, imposed by any Governmental Authority, and all liabilities (including penalties, interest, and expenses) with respect thereto.

“Term SOFR” means, with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Borrowing” means any Borrowing comprised of Term SOFR Loans.

“Term SOFR Loan” means any Loan that bears interest at a rate determined by reference to Adjusted Term SOFR (other than solely as a result of clause (c) of the definition of “Alternate Base Rate”).

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR.  If by 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Ticking Fee” has the meaning set forth in Section 2.09(a).

“Transactions” means the execution, delivery and performance by the Company of each Loan Document and the borrowing of the Loans.

“Trust” means the respective trusts established under those certain deeds of trust dated August 21, 1951, made by John E. Barbey and under the will of John E. Barbey, deceased.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR (other than solely as a result of clause (c) of the definition of “Alternate Base Rate”), the Alternate Base Rate or, if applicable pursuant to Section 3.02, the Adjusted Daily Simple SOFR.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” means, with respect to any Person, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the applicable law in the country where such Person is subject to home jurisdiction supervision if the applicable law require that such appointment is not to be publicly disclosed.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“Unrestricted Cash” means, as of any date of determination, cash and cash equivalents owned on such date by the Company and its Subsidiaries; provided that such cash and cash equivalents do not appear (and in accordance with GAAP would not be required to appear) as “restricted” on any consolidated balance sheet of the Company.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“US Dollars” or “US$” means the lawful currency of the United States of America.

“US Lender” means any Lender that is a US Person.

“US Person” means a “United States person” as defined in Section 7701(a)(30) of the Code.

“Voting Securities” means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Wholly Owned Subsidiary” means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors’ qualifying shares and, in the case of any Subsidiary organized in a jurisdiction outside of the United States, shares not exceeding 5% of total shares) are at the time directly or indirectly owned by the Company.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02.  Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Term SOFR Loan”).  Borrowings also may be classified and referred to by Type (e.g., a “Term SOFR Borrowing”).

SECTION 1.03.  Rules of Interpretation.  (a)  All accounting terms not specifically defined herein shall have the meanings assigned to such terms, and shall be interpreted in accordance with, GAAP as in effect from time to time; provided that if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Article VII (including any defined term as used in such Article) to eliminate the effect of any change in GAAP or in the application thereof on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend any covenant in Article VII (including any defined term as used in such Article) for such purpose), then the Company’s compliance with such covenant shall be determined on the basis of GAAP as in effect and applied immediately before the relevant change in GAAP or in the application thereof became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value” as defined therein, (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) any treatment of any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2017, as a result of the effectiveness of the Financial Accounting Standards Board Accounting Standards Codification 842 (or any other Accounting Standards Codification having a similar result or effect) (and related interpretations).

(b)  The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

(c)  Except as otherwise expressly provided, references in any Loan Document to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to such Loan Document.

(d)  All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

(e)  When used herein or in any other Loan Document, words such as “hereunder”, “hereto”, “hereof” and “herein” and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

(f)  References to “including” mean including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

(g)  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(h)  Whenever interest rates or fees are established in whole or in part by reference to a numerical percentage expressed as “%”, such arithmetic expression shall be interpreted in accordance with the convention that 1% = 100 basis points.

(i)  Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

(j)  Any reference to an officer of the Company or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

(k)  Unless the context otherwise requires, any definition of or reference to any agreement, instrument or other document herein (including to any Loan Document) shall be construed as referring to such agreement or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein).

(l)  Unless the context otherwise requires, any definition of or reference to any statute, rule or regulation shall be construed as referring hereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws).

(m)  Unless the context otherwise requires, any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof.

SECTION 1.04.  Interest Rates; Benchmark Notification.  The interest rate on any Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.02(b) provides a mechanism for determining an alternative rate of interest.  The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability.  The Administrative Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of the any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Company.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Company, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.05.  Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws) (a “Division”): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time.

ARTICLE II

The Credits

SECTION 2.01.  Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Company from time to time during the Availability Period in US Dollars, provided that (a) the principal amount of each Loan made by any Lender shall not exceed such Lender’s Commitment as in effect immediately prior to the making of such Loan and (b) all Loans made pursuant to this Section 2.01 shall be made on no more than three Funding Dates.  Amounts repaid or prepaid in respect of Loans may not be reborrowed.

SECTION 2.02.  Loans and Borrowings.  (a)  Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)  Subject to Sections 3.02 and 3.03, each Borrowing shall be comprised entirely of Term SOFR Loans, ABR Loans or, if applicable pursuant to Section 3.02, Daily Simple SOFR Loans, in each case, as the Company may request in accordance herewith.  Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option (x) shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement and (y) shall be subject to Section 3.06.

(c)  At the commencement of each Interest Period for any Term SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that any Term SOFR Borrowing that results from a continuation of an outstanding Borrowing of such Type may be in an aggregate amount that is equal to such outstanding Borrowing.  At the time that each ABR Borrowing or Daily Simple SOFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Multiple.  Notwithstanding the foregoing, any Borrowing may be in an aggregate amount that is equal to the entire balance of the Commitments.  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Term SOFR Borrowings outstanding.

(d)  Notwithstanding any other provision of this Agreement, the Company shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03.  Requests for Borrowings.  To request a Borrowing, the Company shall submit to the Administrative Agent, by email (in .pdf or .tif format), a completed Borrowing Notice signed by an Authorized Representative (a) in the case of a Term SOFR Borrowing, not later than 1:00 p.m., New York City time, three U.S.

Government Securities Business Days before the date of the proposed Borrowing (or one U.S. Government Securities Business Day in the case of any Term SOFR Borrowing to be made on the Closing Date), (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing or (c) if applicable pursuant to Section 3.02, in the case of a Daily Simple SOFR Borrowing, not later than 1:00 p.m., New York City time three U.S. Government Securities Business Days before the date of the proposed Borrowing.  Each such Borrowing Notice shall specify the following information in compliance with Section 2.02:

(i) the Type of such Borrowing;

(ii) the principal amount of such Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) in the case of a Term SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Company’s account to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term SOFR Borrowing, then the Company shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Notice in accordance with this Section (but in any event, if received not later than 3:00 p.m., New York City time, on the same Business Day such Borrowing Notice is received by the Administrative Agent), the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.  Funding of Borrowings.  (a)  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in US Dollars by (i) in the case of a Term SOFR Borrowing or, if applicable pursuant to Section 3.02, a Daily Simple SOFR Borrowing, 10:00 a.m., New York City time, and (ii) in the case of an ABR Borrowing, 1:00 p.m., New York City time, in each case to the account of the Administrative Agent most recently designated by the Administrative Agent for such purpose by notice to the Lenders.  The Administrative Agent will make such Loan proceeds available to the Company by promptly remitting the amounts so received, in like funds, to the account designated in the applicable Borrowing Notice.  If a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, the Administrative Agent shall return the amounts so received to the respective Lenders.

(b)  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the

Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Company on such date a corresponding amount in US Dollars.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Company severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Company to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of (x) the NYFRB Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Company, the interest rate applicable to the subject Loan pursuant to Section 2.10. If the Company and such Lender shall both pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Company the amount of such interest paid by the Company for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Company shall be without prejudice to any claim the Company may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.05.  Interest Elections.  (a)  Each Borrowing initially shall be of the Type specified in the applicable Borrowing Notice and, in the case of a Term SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Notice or as otherwise provided in Section 2.03.  Thereafter, the Company may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section and on terms consistent with the other provisions of this Agreement.  The Company may elect different options with respect to different portions of the applicable affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding any other provision of this Section, the Company shall not be permitted to elect an Interest Period for a Term SOFR Borrowing that does not comply with Section 2.02(b).

(b)  To make an election pursuant to this Section, the Company shall submit to the Administrative Agent, by email (in .pdf or .tif format), a completed Interest Election Request signed by an Authorized Representative by the time and date that a Borrowing Notice would be required under Section 2.03 if the Company were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) the Type of the resulting Borrowing; and

(iv) if the resulting Borrowing is to be a Term SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If by any such Interest Election Request the Company requests a Term SOFR Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month’s duration.

(c)  Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(d)  If the Company fails to deliver a timely Interest Election Request with respect to a Term SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is prepaid in accordance with the provisions of Section 2.08, at the end of such Interest Period such Borrowing shall be continued as a Borrowing of the applicable Type for an Interest Period of one month.

(e)  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term SOFR Borrowing and (ii) unless repaid, each Term SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.  The foregoing is without prejudice to the other rights and remedies available hereunder upon an Event of Default.

SECTION 2.06.  Termination, Reduction and Increase of Commitments.  (a)  Unless previously terminated, (i) the Commitment of each Lender shall reduce automatically and without further action upon the making by such Lender of any Loan by an amount equal to the principal amount of such Loan and (ii) the Commitments shall terminate automatically and without further action on the Commitment Outside Date.

(b)  The Company may, upon prior written notice to the Administrative Agent specifying the effective date thereof, terminate, or from time to time permanently reduce, the Commitments; provided that each such reduction of the Commitments shall be in an amount that is not less than the Borrowing Minimum and an integral multiple of the Borrowing Multiple (or, if less, the entire remaining amount of the Commitments).

(c)  Promptly following receipt of notice from the Company pursuant to paragraph (b) of this Section, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments may state that such notice is conditioned upon the effectiveness of other credit facilities or the completion of other transactions, in which case such notice may be revoked or extended by the Company (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied or the satisfaction of such condition is delayed.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

(d)  (i)The Company, the Administrative Agent and any Lender or any other Person qualifying as an Eligible Assignee or any combination of such Lenders and such Persons (collectively, “Increasing Lenders”), may (in their sole discretion) enter into one or more amendment agreements substantially in the form of Exhibit D hereto (each an “Accession Agreement”) without further approval of the other Lenders, pursuant to which the Increasing Lenders agree to establish or increase, as the case may be, Commitments in an aggregate amount for all Commitments so established or increased pursuant to this paragraph during the term of this Agreement not to exceed US$100,000,000; provided that:

(A) each such increase shall be in an amount equal to US$20,000,000 or an integral multiple of US$5,000,000 in excess thereof;

(B) if requested by any Increasing Lender, the Company shall execute and deliver to the Administrative Agent (1) board resolutions of the Company certified by its secretary or assistant secretary authorizing such increase and (2) a legal opinion of either the General Counsel of the Company or special counsel to the Company as to the due authorization, execution and delivery of this Agreement, as modified by such increase, the enforceability thereof and the absence of conflicts with the organizational documents and material agreements of the Company, all in form and substance substantially similar to such opinions delivered on the Closing Date in satisfaction of Section 4.01(a)(ii);

(C) the Company shall deliver to the Administrative Agent a certificate of an Authorized Representative certifying that no Default or Event of Default then exists or would arise as a result of any such increase; and

(D) if such Increasing Lender is not already a Lender hereunder, each Increasing Lender shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld, delayed or conditioned).

(ii) Upon the execution, delivery and acceptance of the documents required by this Section 2.06(d), each Increasing Lender shall have all the rights and obligations of a Lender under this Agreement.

SECTION 2.07.  Repayment of Loans; Evidence of Debt.  (a)  The Company hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the Maturity Date.

(b)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Company to such Lender resulting from each Loan of such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type of such Loan and, in the case of any Term SOFR Loan, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders or any of them and each Lender’s share thereof.  The information contained in such accounts will be made available to the Company at reasonable times and upon reasonable request.

(d)  The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Company to repay the Loans in accordance with the terms of this Agreement.

(e)  Any Lender may request that Loans of such Lender be evidenced by a promissory note.  In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Company and the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.01) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.08.  Prepayment of Loans.  (a)  The Company shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to Section 3.04 (but otherwise without premium or penalty) and the requirements of this Section.

(b)  The Company shall notify the Administrative Agent of any prepayment of a Borrowing hereunder (i) in the case of a Term SOFR Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of such prepayment, (ii) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of such prepayment and (iii) in the case of a Daily Simple SOFR Borrowing (if applicable pursuant to Section 3.02), not later than 12:00 noon, New York City time, three Business Days before the date of such prepayment.  Each such notice shall be irrevocable, shall be submitted by email (in .pdf or .tif format) and shall specify the prepayment date, the Borrowing or Borrowings to be prepaid and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities or the completion of other transactions, in which case such notice may be revoked or extended by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied or the satisfaction of such condition is delayed.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest on the amount prepaid.

SECTION 2.09.  Fees.  (a)  The Company agrees to pay to the Administrative Agent, in US Dollars, for the account of each Lender, a ticking fee (a “Ticking Fee”), which shall accrue at the Applicable Rate on the daily amount of each Commitment of such Lender, during the period from and including the date that is 91 days after the Closing Date to but excluding the date on which such Commitment terminates.  Ticking Fees accrued through and including the last day of each March, June, September and December of each year shall be payable in arrears on the 15th Business Day following such last day, and accrued Ticking Fees shall also be payable on the date on which the Commitments shall terminate, commencing on the 15th Business Day after the last day of December 2022.  All Ticking Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)  The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon in writing between the Company and the Administrative Agent.

(c)  The Company agrees to pay, through the Administrative Agent, upfront fees in the amounts heretofore communicated to the Lenders by the Company and the Administrative Agent.

(d)  All fees payable hereunder shall be paid on the dates on which due and payable, in immediately available funds, to the Administrative Agent for distribution, in the case of Ticking Fees and upfront fees, to the Lenders entitled thereto.  Fees paid shall not be refundable under any circumstances, absent manifest error.

SECTION 2.10.  Interest.  (a)  The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)  The Loans comprising each Term SOFR Borrowing shall bear interest at the Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)  The Loans comprising each Daily Simple SOFR Borrowing (if such Type of Borrowing is applicable pursuant to Section 3.02) shall bear interest at the Adjusted Daily Simple SOFR plus the Applicable Rate.

(d)  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Company hereunder is not paid when due and payable, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, to the fullest extent permitted by applicable law, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan or any interest on any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% per annum plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(e)  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.  All interest shall be payable in US Dollars.

(f)  All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and, in each case, shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination.  The applicable Alternate Base Rate, Adjusted Term SOFR or Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.11.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.  (a)  The Company shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees, amounts payable under Sections 3.01, 3.04 or 3.05 or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may be deemed, in the discretion of the Administrative Agent, to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent for the account of the Lenders to such account as the Administrative Agent shall from time to time specify in one or more notices delivered to the Company, except that payments to be made pursuant to Sections 3.01, 3.04, 3.05, 10.05 and 10.09 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein.  Each such payment shall be made in US Dollars.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due and payable hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due and payable hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due and payable to such parties and (ii) second, towards payment of principal then due and payable hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due and payable to such parties.

(c)  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans (collectively “Claims”) resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Claims than the proportion received by any other Lender with respect to its Claims, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Claims of the other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of their respective Claims; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, unless the Lender from which such payment is recovered is required to pay interest thereon, in which case each Lender returning funds to such Lender shall pay its pro rata share of such interest and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Company pursuant to and in accordance with the express terms of this Agreement or any other Loan Document (for the avoidance of doubt, as it may be amended from time to time), including Section 2.13, or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Claims to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Company consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against it rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company in the amount of such participation.

(d)  Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due for the account of the Lenders hereunder that the Company will not make such payment, the Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Company has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative

Agent, at the greater of (x) the NYFRB Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)  If any Lender shall fail to make any payment required to be made by it under this Agreement to or for the account of the Administrative Agent, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by it for the account of such Lender for the benefit of the Administrative Agent, to satisfy such Lender’s obligations to it until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and for application to, any future funding obligations of such Lender, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.12.  Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)       Ticking Fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.09(a); and

(b)       the Commitment and the outstanding Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 10.06); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 10.06, require the consent of such Defaulting Lender in accordance with the terms hereof.

In the event that the Administrative Agent and the Company agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then such Lender shall thereupon cease to be a Defaulting Lender (but shall not be entitled to receive any fees accrued during the period when it was a Defaulting Lender, and all amendments, waivers or modifications effected without its consent in accordance with the provisions of Section 10.06 and this Section 2.12 during such period shall be binding on it).  The rights and remedies against, and with respect to, a Defaulting Lender under this Section 2.12 are in addition to, and cumulative and not in limitation of, all other rights and remedies that the Administrative Agent, each Lender and the Company may at any time have against, or with respect to, such Defaulting Lender.

SECTION 2.13.  Extension Offers.  (a)  The Company may, by written notice to the Administrative Agent, make offers (collectively, an “Extension Offer”) on equal terms to all the Lenders to enter into an Extension Permitted Amendment pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Company.  Such notice shall set forth (i) the terms and conditions of the requested Extension Permitted Amendment and (ii) the date on which such Extension Permitted Amendment is requested to become effective (which shall not be fewer than 10 Business

Days or more than 30 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent).  Extension Permitted Amendments shall become effective (A) only with respect to the Loans of the Lenders that accept the applicable Extension Offer (such acceptance being in the sole and individual discretion of each such Lender and such Lenders being called “Extending Lenders”, and Lenders that do not accept such Extension Offer being called “Declining Lenders”) and (B) only if Lenders (including any replacement Lenders referred to in the last sentence of paragraph (c) below) representing at least the Required Lenders accept such Extension Offer.

(b)  An Extension Permitted Amendment shall be effected pursuant to an Extension Agreement executed and delivered by the Company, each applicable Extending Lender and the Administrative Agent; provided that no Extension Permitted Amendment shall become effective unless the Company shall have delivered to the Administrative Agent a certificate of an Authorized Representative certifying that (i) no Default or Event of Default has occurred and is continuing on the date of effectiveness thereof and (ii) on the date of effectiveness thereof, the representations and warranties of the Company set forth in the Loan Documents are true and correct in all material respects on and as of such date, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty is so true and correct in all material respects on and as of such earlier date and except that the financial statements referred to in Section 5.04 shall be deemed to be those financial statements most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01.  The Administrative Agent shall promptly notify each Lender of the effectiveness of each Extension Agreement.  Each Extension Agreement may, without the consent of any Lender other than the applicable Extending Lenders, effect such amendments to this Agreement and the other Loan Documents, including provisions hereof or thereof that would otherwise require the consent of all the Lenders, as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section, including any amendments necessary to treat the applicable Loans of the applicable Extending Lenders as a new class of loans hereunder and as the Company and the applicable Extending Lenders may agree to the extent such amendment would otherwise be permitted pursuant to, and is adopted in accordance with the consent requirements of, Section 10.06; provided that no such Extension Agreement shall effect any amendment or waiver referred to in Section 10.06(a)(ii)(A), (B) or (C) without the consent of each Lender affected thereby.

(c)  The aggregate principal amount of the Loans of each Declining Lender, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the accounts of such Declining Lender, shall be due and payable on the Maturity Date as in effect immediately prior to the effectiveness of the applicable Extension Agreement.  Notwithstanding the foregoing provisions of this paragraph, the Company shall have the right, pursuant to and in accordance with Section 3.07, to replace any Declining Lender with a Lender or other financial institution that will agree to the applicable Extension Permitted Amendment, and any such replacement Lender shall for all purposes constitute an Extending Lender as to such Extension Permitted Amendment.

SECTION 2.14.  Use of Proceeds.  The proceeds of the Loans made hereunder shall be used by the Company for general working capital needs and other lawful corporate purposes.

ARTICLE III

Change in Circumstances

SECTION 3.01.  Increased Cost and Reduced Return.  (a)  If any Change in Law:

(i) shall impose, modify, or deem applicable any reserve, special deposit, assessment, compulsory loan, insurance charge or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, any Lender (or its Applicable Lending Office), including each Commitment of such Lender hereunder;

(ii) shall impose on any Lender (or its Applicable Lending Office) or on the applicable offshore interbank market any other condition (other than Taxes) affecting this Agreement or any Note or any Loans made by such Lender;

(iii) shall subject any Lender (or its Applicable Lending Office) to any Taxes (other than (A) Indemnified Taxes, (B) Excluded Taxes, (C) reserve, special deposit, assessment compulsory loan, insurance charge or similar requirements, the compensation for which is governed solely by Section 3.01(a)(i) or (D) capital adequacy or liquidity requirements, the compensation for which is governed solely by Section 3.01(b)) on its loans, participations or commitments, or on its assets, deposits, reserves, liabilities or capital, in each case, attributable thereto;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing or maintaining any Loan (or of maintaining its Commitment to make Loans) or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or any Note with respect to any Loan, then the Company shall pay to such Lender within 15 days of demand such amount or amounts as will compensate such Lender for such increased cost or reduction.  If any Lender requests compensation under this paragraph (a), the Company may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Loans of the Type with respect to which such compensation is requested, or to convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect; provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(b)  If any Lender shall have determined that any Change in Law regarding capital adequacy or liquidity has or would have the effect of reducing the rate of return on the capital of such Lender or its Lender Parent as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or its Lender Parent could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy and liquidity), then from time to time within 15 days after demand by such Lender (with a copy to the Administrative Agent) the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or its Lender Parent for such reduction.

(c)  Each Lender shall promptly notify the Company and the Administrative Agent of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 3.01 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it.  Any Lender claiming compensation under this Section 3.01 shall furnish to the Company and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder and the calculation thereof in reasonable detail, which shall be conclusive in the absence of manifest error.  In determining such amount, such Lender may use any reasonable averaging and attribution methods.

(d)  Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Company shall not be under any obligation to compensate any Lender under paragraph (a) or (b) above with respect to increased costs or reduction in return on capital with respect to any period prior to the date that is three months prior to such request if such Lender knew or could reasonably have been expected to be aware of the circumstances giving rise to such increased costs or reductions in return on capital and of the fact that such circumstances would in fact result in a claim for increased compensation by reason of such increased costs or reductions in capital; provided further that the foregoing limitation shall not apply to any increased costs or reductions in return on capital arising out of the retroactive application of any Change in Law as aforesaid within such three month period.

(e)    Notwithstanding the foregoing provisions of this Section, no Lender shall be entitled to request compensation under this Section for any costs referred to in paragraph (a)(iii) above or any costs imposed on such Lender under the Dodd-Frank Wall Street Reform and Consumer Protection Act or Basel III unless it shall be the general policy or practice of such Lender to seek compensation under comparable credit facilities the documents for which contain provisions comparable to this Section 3.01.

SECTION 3.02.  Alternate Rate of Interest.  (a) Subject to Section 3.02(b), if:

(i)  the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term SOFR Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR (including because the Term SOFR Reference Rate is not available or published on a current basis) for such Interest

Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the Adjusted Daily Simple SOFR; or

(ii)  the Administrative Agent is advised by the Required Lenders  (A) prior to the commencement of any Interest Period for a Term SOFR Borrowing, that the Adjusted Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period or (B) at any time, that the Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in any Daily Simple SOFR Borrowing;

then the Administrative Agent shall give the Company and the Lenders prompt notice thereof (which may be by telephone) and, until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Company delivers a new Interest Election Request in accordance with the terms of Section 2.05 or a new Borrowing Notice in accordance with the terms of Section 2.03, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, an affected Term SOFR Borrowing and any Borrowing Notice that requests an affected Term SOFR Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Notice, as applicable, for (x) a Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 3.02(a)(i) or 3.02(a)(ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 3.02(a)(i) or 3.02(a)(ii) above.  Furthermore, if any Term SOFR Loan or Daily Simple SOFR Loan is outstanding on the date of the Company’s receipt of the notice from the Administrative Agent referred to in this Section 3.02(a) with respect to a Relevant Rate applicable to such Loan, then until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Company delivers a new Interest Election Request in accordance with the terms of Section 2.05 or a new Borrowing Notice in accordance with the terms of Section 2.03, (1) any Term SOFR Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, (x) a Daily Simple SOFR Loan so long as the Adjusted Daily Simple SOFR is not also the subject of Section 3.02(a)(i) or 3.02(a)(ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 3.02(a)(i) or 3.02(a)(ii) above, on such day, and (2) any Daily Simple SOFR Loan shall on and from such day convert to, and shall constitute an ABR Loan.

(b)  (i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time (and in consultation with the Company) and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) The Administrative Agent will promptly notify the Company and the Lenders of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.02(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.02(b).

(iv)  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a

Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)  Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Company may revoke any request for a borrowing of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that the Company will be deemed to have converted any request for a Term SOFR Borrowing into a request for a borrowing of or conversion to (A) a Daily Simple SOFR Borrowing so long as Adjusted Daily Simple SOFR is not also the subject of a Benchmark Transition Event or (B) an ABR Borrowing if Adjusted Daily Simple SOFR is also the subject of a Benchmark Transition Event.  If any Term SOFR Borrowing is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Adjusted Term SOFR, then until such time as a Benchmark Replacement is implemented pursuant to this Section 3.02(b), (A) any outstanding Term SOFR Borrowing shall, on the last day of the Interest Period applicable to such Borrowing, convert to, and shall constitute, (x) a Daily Simple SOFR Borrowing so long as Adjusted Daily Simple SOFR is not also the subject of a Benchmark Transition Event or (y) an ABR Borrowing if Adjusted Daily Simple SOFR is also the subject of a Benchmark Transition Event.

SECTION 3.03.  Illegality.  Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Term SOFR Loans hereunder, then such Lender shall promptly notify the Company thereof and such Lender’s obligation to make or continue any Term SOFR Loans or to convert other Types of Loans into Term SOFR Loans shall be suspended until the circumstances giving rise to suspension no longer exist (in which case such Lender shall again make, maintain, and fund Term SOFR Loans to the Company), and each such Term SOFR Loan then outstanding shall be converted into an ABR Loan on the last day of the then-current Interest Period with respect thereto.

SECTION 3.04.  Compensation.  Upon the request of any Lender (with a copy to the Administrative Agent), the Company shall promptly pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss (other than lost profit), cost and expense incurred by it as a result of:

(a)  any payment, prepayment, or conversion of a Term SOFR Loan for any reason, including, without limitation, the acceleration of the Loans pursuant to Section 8.01, on a date other than the last day of the Interest Period for such Loan; or

(b)  any failure by the Company for any reason (including, without limitation, the failure of any condition precedent specified in Article IV to be satisfied) to borrow, convert, continue, or prepay a Term SOFR Loan on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant Borrowing Notice, Interest Election Request or notice of prepayment under this Agreement.

SECTION 3.05.  Taxes.  (a)  Any and all payments by the Company to or for the account of any Lender or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes, other than as required by applicable law.  If  the Company shall be required by applicable law to deduct or withhold any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Administrative Agent, (i) the Company shall make such deductions, (ii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, (iii) if such Tax is an Indemnified Tax, then the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.05) such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made and (iv) within 30 days after the date of such payment, the Company shall furnish to the Administrative Agent, at its address referred to in Section 10.02, the original or a certified copy of a receipt evidencing payment thereof or, if such receipt is not legally available, any other document evidencing payment thereof that is reasonably satisfactory to such Lender or the Administrative Agent (as the case may be).

(b)  In addition, the Company agrees to pay any and all present or future stamp or documentary Taxes and any other excise or property Taxes which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as “Other Taxes”); provided that, where such Other Taxes arise from a Loan, the Company shall pay only such Other Taxes as shall be imposed by the United States or any political subdivision thereof.

(c)  The Company agrees to indemnify each Lender and the Administrative Agent for the full amount of any Indemnified Taxes (including, without limitation, any Indemnified Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.05) payable or paid by such Lender or the Administrative Agent (as the case may be).  Indemnification shall be made within 15 days of the date of demand therefor.

(d)  Each Lender severally agrees to indemnify the Administrative Agent for the full amount of (i) Indemnified Taxes attributable to such Lender (but only to the extent that the Company has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.01(g) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent hereunder or in connection with any Loan Document.  Indemnification shall be made whether or not such Taxes described in clause (i) through (iii) of this paragraph (d) were correctly or legally imposed or asserted by the relevant Governmental Authority and shall be made within 15 days of the date of demand therefor.  A certificate as to the amount of such payment or liability delivered to a Lender by the Administrative Agent shall be conclusive absent manifest error.

(e)  Each Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments under this Agreement or any other Loan Document shall, at the reasonable request of the Company or the Administrative Agent, deliver to the Company (with a copy to the Administrative Agent), at such time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law (if any) as is required to permit such payments to be made without withholding or at a reduced rate.

(ef  Without limiting the foregoing, (i) any US Lender shall provide upon executing this Agreement (and from time to time thereafter upon any reasonable request of the Company or the Administrative Agent) a duly executed Internal Revenue Service Form W-9 and (ii) any Foreign Lender shall, to the extent it is legally entitled to do so, provide upon executing this Agreement (and from time to time thereafter upon any reasonable request of the Company or the Administrative Agent) a duly executed applicable Internal Revenue Service Form W-8 (or in the case of a Foreign Lender that is not a bank, other customary documentation reasonably satisfactory to the Company establishing eligibility for the portfolio interest exemption).

(g)  If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this Section 3.05(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h)  If any Lender receives a refund or credit from a taxation authority (such credit to include any increase in any foreign tax credit) in respect of any Indemnified Taxes for which it has been indemnified by the Company or with respect to which the Company has paid additional amounts hereunder, it shall within 30 days from the date of such receipt pay over the amount of such refund, credit or other reduction (including any interest paid or credited by the relevant taxing authority or Governmental Authority with respect to such refund, credit or other reduction) to the Company (but only to the extent of indemnity payments made, or additional amounts paid, by the Company with respect to the Indemnified Taxes giving rise to such refund or credit), net of all reasonable out-of-pocket third party expenses of such Lender related to claiming such refund or credit and without interest (other than interest paid by the relevant taxation authority with respect to such refund or credit); provided, however, that the Company agrees to repay, upon the request of such Lender, the amount paid over to the Company (plus penalties, interest or other charges) to such Lender in the event such Lender is required to repay such refund or credit to such taxation authority.

(i)  Notwithstanding anything to the contrary in this Section 3.05, if the Internal Revenue Service determines that a Lender is participating in a conduit financing arrangement as defined in Section 7701(l) of the Code and the regulations thereunder (a “Conduit Financing Arrangement”), then (i) any Taxes that the Company is required to withhold from payments to the Lender participating in the Conduit Financing Arrangement shall be excluded from the additional amounts to be paid under paragraphs (a) or (c) of this Section 3.05 and (ii) such Lender shall indemnify the Company in full for any and all Taxes for which the Company is held liable under Section 1461 of the Code by virtue of such Conduit Financing Arrangement.

SECTION 3.06.  Designation and Change of Lending Offices.  (a)  Each Lender agrees that it will endeavor in good faith to designate as the office or offices from which it makes Loans one or more of its existing offices not known to it to be subject to costs or other requirements for which it would be entitled to seek compensation under Section 3.01, 3.03 or 3.05 (or, where such costs cannot be avoided, that will minimize such costs), insofar as such designation would not result, in the sole judgment of such Lender, in economic, legal or regulatory disadvantages to such Lender or any such lending office, and subject to overall policy considerations of such Lender.

(b)  Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01, 3.03 or 3.05 with respect to such Lender, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage; provided further that nothing in this Section 3.06 shall affect or postpone any of the obligations of the Company or the rights of any Lender pursuant to Section 3.01, 3.02(a), 3.03 or 3.05.

SECTION 3.07.  Substitution of Lenders.  Upon the receipt by the Company from any Lender (an “Affected Lender”) of a claim under Section 3.01, 3.03 or 3.05, or if any Lender shall become a Declining Lender or a Defaulting Lender, the Company may: (a) request one or more of the other Lenders to acquire and assume all or part of such Affected Lender’s Loans and Commitment or (b) replace such Affected Lender by designating another Lender or a financial institution that is willing to acquire such Loans and assume such Commitment; provided that (i) such replacement does not conflict with any requirement of law, (ii) the Company shall repay (or the replacement Lender or financial institution shall purchase, at par) all Loans, accrued interest and other amounts owing to such replaced Lender prior to the date of replacement, (iii) the Company shall be liable to such replaced Lender under Section 3.04 if any Term SOFR Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (iv) the replacement financial institution, if not already a Lender, shall be an Eligible Assignee, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.01 (provided that the Company or replacement Lender shall be obligated to pay the registration and processing fee) and (vi) the Company shall pay all additional amounts (if any) required pursuant to Section 3.01, 3.03 or 3.05, as the case may be, to the extent such additional amounts were incurred on or prior to the consummation of such replacement.

ARTICLE IV

Conditions to Making Loans

SECTION 4.01.  Conditions of Closing.  The effectiveness of the obligations of the Lenders to make Loans are subject to the satisfaction (or waiver in accordance with Section 10.01) of the following conditions:

(a)  the Administrative Agent shall have received on the Closing Date the following:

(i) from each party hereto a counterpart of this Agreement signed on behalf of such party (which, subject to Section 10.07(b), may include any Electronic Signatures transmitted by emailed. pdf or any other electronic means that reproduces an image of an actual executed signature page of a counterpart of this Agreement);

(ii) the written opinion or opinions with respect to the Loan Documents and the transactions contemplated thereby of (A) Jennifer S. Sim, General Counsel of the Company, (B) Davis Polk & Wardwell, special counsel to the Company, and (C) Ballard Spahr LLP, Pennsylvania counsel for the Company, in each case, dated the Closing Date, addressed to the Administrative Agent and the Lenders and satisfactory to the Administrative Agent;

(iii) resolutions of the board of directors (or of the appropriate committee thereof) of the Company certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by the Company and authorizing the execution and delivery thereof;

(iv) specimen signatures of officers or other appropriate representatives executing the Loan Documents on behalf of the Company, certified by its secretary or assistant secretary;

(v) the organizational documents of the Company certified as of the Closing Date as true and correct by its secretary or assistant secretary;

(vi) a certificate issued as of a recent date by the Secretary of State or other appropriate Governmental Authority of the jurisdiction of formation of the Company as to the due existence and good standing of the Company; and

(vii) a certificate of the Company certifying that (A) as of the Closing Date, each of the representations and warranties set forth in Article V is true and correct in all material respects, (B) after giving effect to the Closing Date and all Loans to be made on the Closing Date, if any, there will be no Default or Event of Default under this Agreement, and (C) except as disclosed in any reports or financial statements publicly filed with the Securities and Exchange Commission prior to the Closing Date, as of the Closing Date there shall not have occurred a material adverse change since April 2, 2022, in the business, financial position or results of operations of the Company and its Subsidiaries, taken as a whole;

(b)  any fees and expenses required to be paid on or before the Closing Date shall have been paid, including, to the extent invoiced at least one Business Day prior to the Closing Date, all fees, charges and disbursements of counsel to the Administrative Agent; and

(c)  the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation, to the extent requested by the Lenders at least three Business Days prior to the Closing Date.

Without limiting the generality of the provisions of Article IX, for purposes of determining satisfaction of the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 4.02.  Conditions to Making Loans.  The obligations of the Lenders to make any Loans on any Funding Date are subject to the satisfaction of the following conditions:

(a) the Administrative Agent shall have received a Borrowing Notice as required by Article II;

(b) the representations and warranties set forth in Article V (other than those set forth in Section 5.05) shall be true and correct in all material respects on and as of the applicable Funding Date with the same effect as though such representations and warranties had been made on and as of such Funding Date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 5.04 shall be deemed to be those financial statements most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01 from the date such financial statements are delivered to the Administrative Agent and the Lenders in accordance with such Section; and

(c) at the time of and after giving effect to each such Loan, no Default or Event of Default shall have occurred and be continuing.

At the time of the applicable Borrowing on any Funding Date, the Company shall be deemed to represent that each of the conditions set forth in this Section 4.02 has been satisfied.

ARTICLE V Representations and Warranties

The Company represents and warrants with respect to itself and its Subsidiaries that:

SECTION 5.01.  Corporate Existence and Power.  The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all the corporate or other requisite powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except to the extent that the failure to have any such licenses, authorizations, consents and approvals could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.02.  Corporate and Governmental Authorization; No Contravention.  The execution, delivery and performance by the Company of this Agreement and the other Loan Documents are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its organizational documents or, except to the extent that any such contravention or defaults could not reasonably be expected to result in a Material Adverse Effect, of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

SECTION 5.03.  Binding Effect.  This Agreement constitutes a valid and binding agreement of the Company, and each other Loan Document, when executed and delivered by the Company, will constitute a valid and binding agreement of the Company, in each case enforceable in accordance with its terms.

SECTION 5.04.  Financial Information.  The consolidated balance sheet of the Company and its Subsidiaries as of April 2, 2022, and the related consolidated statements of income, retained earnings and cash flow for the fiscal year then ended, reported on by PricewaterhouseCoopers LLP and set forth in the Company’s Form 10-K for the fiscal year then ended, fairly present, in conformity with GAAP, the consolidated financial position of the Company and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

SECTION 5.05.  Litigation.  There is no action, suit or proceeding pending against, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect, or which in any manner draws into question the validity of this Agreement or the other Loan Documents.

SECTION 5.06.  Compliance with ERISA.  Except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect, each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan.  No member of the ERISA Group has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan or Multiemployer Plan, (b) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA, in each case that could reasonably be expected to have a Material Adverse Effect.

SECTION 5.07.  Environmental Matters.  In the ordinary course of its business, the Company conducts periodic reviews, which it considers prudent and reasonable in light of the nature of the business, of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses).  On the basis of this review, the Company has reasonably concluded that Environmental Laws are unlikely to have a Material Adverse Effect.

SECTION 5.08.  Taxes.  The Company and its Significant Subsidiaries have filed all United States Federal income tax returns and all other material tax returns required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Significant Subsidiary, except (a) for such amounts as may be contested in good faith by appropriate proceedings or (b) to the extent that any failure to file or pay could not reasonably be expected to result in a Material Adverse Effect.  The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Taxes or other governmental charges are, in the reasonable opinion of the Company, adequate.

SECTION 5.09.  Margin Stock.  The proceeds of the borrowings made hereunder will be used by the Company only for the purposes expressly authorized herein.  None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry Margin Stock or for any other purpose which might constitute any of the Loans a “purpose” credit within the meaning of Regulation U or Regulation X (12 C.F.R. Part 221) of the Federal Reserve Board; provided, however, that the Company may purchase (i) its own stock and (ii) Margin Stock so long as, following the application of the proceeds of each borrowing hereunder, not more than 25% of the value of the assets of the Company and its Subsidiaries on a consolidated basis will be Margin Stock.

SECTION 5.10.  Investment Company.  The Company is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 5.11.  Full Disclosure.  All information concerning the Company, the Subsidiaries and the transactions contemplated hereby, other than any forward-looking statements, taken as a whole, that has been or will be made available by the Company to the Administrative Agent or any Lender is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made, and any forward-looking statements that have been or will be made available by the Company to the Administrative Agent or any Lender are or will be, when furnished, based upon assumptions that the Company’s management believes to be reasonable at the time such statements are made.

SECTION 5.12.  No Consents, Etc.  Neither the respective businesses or properties of the Company or any Subsidiary, nor any relationship among the Company or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of the Company as a condition to the consummation of the Transactions, which, if not obtained or effected, could reasonably be expected to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be.

SECTION 5.13.  Anti-Corruption Laws and Sanctions.  The Company has implemented and maintain in effect policies and procedures reasonably designed to promote compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and, to the knowledge of the Company, their respective officers, employees, directors and agents, acting in their capacity as such, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) the Company, any Subsidiary or, to the knowledge of the Company, any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

ARTICLE VI

Affirmative Covenants

Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing:

SECTION 6.01.  Financial Reports, Etc.  The Company will deliver to the Administrative Agent, on behalf of the Lenders:

(a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with GAAP and containing opinions of PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing, which are unqualified as to the scope of the audit performed and as to the “going concern” status of the Company;

(b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income for such quarter and of income and cash flows for the portion of the Company’s fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company’s previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation and conformity with GAAP by an Authorized Representative;

(c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of an Authorized Representative substantially in the form of Exhibit E hereto (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 7.01, 7.02(j) and 7.03(f) as of the last day of the applicable fiscal year or quarter and (ii) stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

(d) forthwith upon the occurrence of any Default or Event of Default, a certificate of an Authorized Representative setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

(e) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

(f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

(g) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice that it has incurred complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is insolvent, has been terminated or is in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 404l(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of an Authorized Representative setting forth details as to such occurrence and the action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take with respect thereto; provided that no such delivery referred to in clauses (i) through (vii) above shall be required unless the event described in the applicable clause could reasonably be expected to result in a Material Adverse Effect;

(h) promptly following a request therefor, any documentation or other information that a Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation; and

(i) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to clauses (a), (b), (f) or (g) of this Section may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date on which such documents are posted (or a link thereto is provided) (i) on the Company’s website on the Internet at www.vfc.com (or such other URL as shall have been specified by the Company to the Administrative Agent in a written notice), (ii) at www.sec.gov or (iii) on the Platform, in each case so long as such documents are generally available without charge to the Administrative Agent and each of the Lenders at such locations; provided that the Company shall notify (which may be by electronic mail) the Administrative Agent of the posting of any such documents and, upon request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Company hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Company (collectively, the “Company Materials”) by posting the Company Materials on the Platform and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive MNPI and who may be engaged in investment and other market-related activities with respect to securities of the Company or any of its Subsidiaries.  The Company hereby agrees that (w) all Company Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Company Materials “PUBLIC”, the Company shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Company Materials as not containing any MNPI (provided, however, that to the extent such Company Materials constitute Information, they shall be treated as set forth in Section 10.13); (y) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent shall be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”.  Notwithstanding the foregoing, the Company shall be under no obligation to mark any Company Materials “PUBLIC”.

SECTION 6.02.  Payment of Taxes.  The Company will pay, and will cause each Significant Subsidiary to pay, all its Tax liabilities, except (a) where the same may be contested in good faith by appropriate proceedings or (b) where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, and the Company will maintain, and will cause each Significant Subsidiary to maintain, to the extent required under GAAP (or, in the case of a foreign Significant Subsidiary, the accounting standards applicable thereto), appropriate reserves for the accrual of the same.

SECTION 6.03.  Maintenance of Properties; Insurance.  Except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect, the Company will (a) keep, and will cause each Significant Subsidiary to keep, all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, and will cause each Significant Subsidiary to maintain (either in the name of the Company or in such Significant Subsidiary’s own name) with financially sound and reputable insurance companies, insurance on all their property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; provided that the Company shall have the right to self-insure or use a captive insurer in order to meet such insurance requirements so long as the Company or such captive insurer provides the Administrative Agent and the Lenders with reasonable proof of financial responsibility.  The Company will furnish to the Administrative Agent and the Lenders, upon written request from the Administrative Agent, full information as to the insurance carried.

SECTION 6.04.  Compliance with Laws.  The Company will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, Environmental Laws, ERISA, the Trading with the Enemy Act and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V), the USA PATRIOT Act, the United States Foreign Corrupt Practices Act of 1977 and, in each case, the rules and regulations thereunder and any other enabling legislation or executive orders relating thereto), except where (a) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (b) failure to comply therewith could not reasonably be expected to result in a Material Adverse Effect.  The Company will maintain in effect policies and procedures reasonably designed to promote compliance by the Company, the Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 6.05.  Books and Records.  The Company will maintain proper books of record and account in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company.  The Company will cause the Subsidiaries to maintain books of record and account of all financial transactions and matters involving the assets and business of the Subsidiaries, from which the Company may prepare consolidated financial statements in conformity with GAAP consistently applied.

SECTION 6.06.  Existence.  The Company will do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence; provided that the foregoing shall not prohibit any merger, consolidation or other transaction permitted under Section 7.04.

ARTICLE VII

Negative Covenants

Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing:

SECTION 7.01.  Financial Covenant.  The Company will not permit the ratio of Consolidated Net Indebtedness to Consolidated Net Capitalization, as of the last day of any fiscal quarter of the Company, to be greater than (a) on or prior to the fiscal quarter ending on or about March 31, 2023, 0.70 to 1.00, (b) thereafter and on or prior to the fiscal quarter ending on or about March 31, 2024, 0.65 to 1.00 and (c) thereafter, 0.60 to 1.00.

SECTION 7.02.  Liens.  The Company will not, and will not permit any Subsidiary to, incur, create or permit to exist any Lien with respect to any property or assets now owned or hereafter acquired by the Company or any Subsidiary, other than:

(a)  Liens existing on the date of this Agreement securing Indebtedness outstanding on the date of this Agreement in an aggregate principal amount not exceeding US$50,000,000;

(b)  any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary (other than as a result of a Division) and not created in contemplation of such event;

(c)  any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

(d)  any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

(e)  any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof;

(f)  any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by clauses (a) through (e) above, provided that such Indebtedness is not increased and is not secured by any additional assets;

(g)  Liens arising in the ordinary course of business which (i) do not secure Indebtedness, (ii) do not secure any obligation in an amount exceeding US$50,000,000 and (iii) do not otherwise in the aggregate materially detract from the value of the assets subject thereto or materially impair the use thereof in the operations of its business;

(h)  Liens on assets of a Subsidiary securing Indebtedness owed to the Company or a Wholly Owned Subsidiary;

(i)  Liens imposed by law for Taxes that are not yet due or are being contested as described in Section 6.02; and

(j)  Liens not otherwise permitted by the foregoing clauses securing Indebtedness in an aggregate principal amount at any time outstanding not to exceed 15% of Consolidated Net Worth; provided that the sum of the aggregate principal amount of Indebtedness permitted to be secured by this clause (j) plus the aggregate principal amount of Indebtedness incurred in accordance with Section 7.03(f) at any time outstanding shall not exceed 20% of Consolidated Net Worth.

SECTION 7.03.  Indebtedness of Subsidiaries.  The Company will not permit any Subsidiary to incur, create, assume or permit to exist any Indebtedness, howsoever evidenced, except:

(a)  Indebtedness of any Person outstanding at the time such Person becomes a Subsidiary (other than as a result of a Division) and not created in contemplation of such event;

(b)   Indebtedness of any Person outstanding at the time such Person is merged or consolidated with or into a Subsidiary and not created in contemplation of such event;

(c)   Indebtedness secured by a Lien permitted by Section 7.02 hereof;

(d)   Indebtedness owing to the Company or a Wholly Owned Subsidiary;

(e)  Refinancing Indebtedness in respect of Indebtedness permitted by clause (a), (b) or (c) above (other than, in the case of clause (c), Refinancing Indebtedness in respect of (i) Indebtedness referred to in Section 7.02(j) or (ii) Indebtedness referred to in Section 7.02(h) insofar as such Refinancing Indebtedness would be owed to a Person other than the Company or a Wholly Owned Subsidiary); and

(f)  Indebtedness not otherwise permitted by the foregoing clauses of this Section in an aggregate outstanding principal amount for all Subsidiaries at no time exceeding 15% of Consolidated Net Worth; provided that the sum of the aggregate principal amount of Indebtedness incurred in accordance with this clause (f) plus the aggregate principal amount of Indebtedness  permitted to be secured in accordance with Section 7.02(j) at any time outstanding shall not exceed 20% of Consolidated Net Worth.

The foregoing is subject to the further limitation that for purposes of this Section, any preferred stock of a Subsidiary held by a Person other than the Company or a Wholly Owned Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in the Indebtedness of such Subsidiary.

SECTION 7.04.  Consolidations, Mergers and Sales of Assets.  The Company will not (a) consolidate with or merge with or into any other Person; provided that the Company may consolidate with or merge with or into another Person if (i) (A) the Company is the corporation surviving such merger and is not a subsidiary of another Person or (B) the Person surviving such merger (the “Surviving Company”) is organized in the United States or a jurisdiction thereof, is not a subsidiary of another Person and assumes all of the obligations and liabilities of the Company under and in respect of this Agreement and each other Loan Document, (ii) immediately after giving effect to such merger, no Default or Event of Default shall have occurred and be continuing and (iii) in the case of clause (i)(B) above, the Administrative Agent shall have been given reasonable advance notice of such transaction and shall have received such documents and certificates as the Administrative Agent or its counsel shall reasonably have requested relating to the organization, existence and good standing of the Surviving Company and the authorization by the Surviving Company of such assumption of obligations and liabilities, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel; or (b) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its assets to any other Person, except for sales, leases and other transfers to a Wholly Owned Subsidiary.

SECTION 7.05.  Use of Proceeds.  The Company will not request any Borrowing, and the Company shall not directly or, to the knowledge of the Company, indirectly, use the proceeds of any Borrowing (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent licensed by the Office of Foreign Assets Control of the U.S. Department of the Treasury or otherwise authorized under U.S. law.

ARTICLE VIII

Events of Default and Acceleration

SECTION 8.01.  Events of Default.  If any one or more of the following events (herein called “Events of Default”) shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

(a) if default shall be made in the due and punctual payment of the principal of any Loan when and as the same shall be due and payable, whether pursuant to any provision of Article II or Article III, at maturity, by acceleration or otherwise; or

(b) if default shall be made in the due and punctual payment of any interest on any Loan or of any fees or other amounts payable to any of the Lenders or the

Administrative Agent pursuant to any Loan Document within five days of the date on which the same shall be due and payable; or

(c) if default shall be made in the performance or observance of the covenants set forth in (i) Section 6.01(d) with respect to an Event of Default, (ii) Section 6.06 with respect to the legal existence of the Company or (iii) Article VII; or

(d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or any other Loan Document (other than as described in clauses (a), (b) or (c) above) and such default shall continue for 30 or more days after receipt of notice of such default by an Authorized Representative from the Administrative Agent or the Required Lenders; or

(e) if there shall occur (i) a default, which is not waived or cured within any applicable period of grace, in the payment of any principal with respect to any Indebtedness (other than the Loans and other than Indebtedness owed to the Company or any Subsidiary) of the Company or any Subsidiary in an amount not less than US$100,000,000 in the aggregate outstanding, or (ii) any event or condition, including any default in the payment of interest, fees or other amounts, specified in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured, and such event or condition shall continue for more than the period of grace, if any, therein specified, and such event or condition shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

(f) if any representation or warranty contained in any Loan Document, or any representation, warranty or statement of fact in any writing, certificate, report or statement at any time furnished to the Administrative Agent or any Lender by or on behalf of the Company or any Subsidiary pursuant to or in connection with any Loan Document, shall be false or misleading in any material respect when given; or

(g) if the Company or any Significant Subsidiary shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a custodian, receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; or file a petition or answer seeking liquidation, reorganization, arrangement or similar relief any Debtor Relief Laws; or

(h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Company or any Significant Subsidiary or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of 60 days, or shall approve a petition filed against the Company or any Significant Subsidiary seeking liquidation, reorganization or arrangement or similar relief under any Debtor Relief Laws, which petition is not dismissed within 60 days; or if, under the provisions of any Debtor Relief Laws, a court of competent jurisdiction shall assume custody or control of the Company or any Significant Subsidiary or of the whole or any substantial part of its properties, which control is not relinquished within 60 days; or if there is commenced against the Company or any Significant Subsidiary any proceeding or petition seeking liquidation, reorganization, arrangement or similar relief under any Debtor Relief Laws, which proceeding or petition remains undismissed for a period of 60 days; or if the Company or any Significant Subsidiary takes any action to indicate its consent to or approval of any such proceeding or petition; or

(i) if (i) any judgment or order where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of US$100,000,000 is rendered against the Company or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of the Company’s or the Subsidiaries’ properties for any amount in excess of US$100,000,000, and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

(j) if any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of US$100,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV or ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could reasonably be expected to cause one or more members of the ERISA Group to incur a payment obligation in excess of US$100,000,000; or

(k) if a Change of Control shall occur;

then, and in any such event and at any time thereafter during the continuance of such event, if such Event of Default or any other Event of Default shall have not been waived,

(i)  either or both of the following actions may be taken: the Administrative Agent may with the consent of the Required Lenders, and at the direction of the Required Lenders shall, (A) declare any obligation of the Lenders to make further Loans terminated, whereupon the obligation of each Lender to make further Loans hereunder shall terminate immediately, and (B) declare by notice to the Company any or all of the principal of the Loans to be immediately due and payable, and the same, together with all interest accrued thereon and all other obligations of the Company under the Loan Documents, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any other Loan Document to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above with respect to the Company, then the obligation of the Lenders to make Loans hereunder shall automatically immediately terminate and any and all of the principal of the Loans, together with all interest accrued thereon and all other obligations of the Company under the Loan Documents, shall be automatically immediately due and payable without the necessity of any action by the Administrative Agent or the Required Lenders or notice to the Administrative Agent or the Lenders and without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any other Loan Document to the contrary notwithstanding; and

(ii)  the Administrative Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law.

SECTION 8.02.  Administrative Agent to Act.  In case any one or more Events of Default shall occur and not have been waived, the Administrative Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the obligations of the Company under the Loan Documents or any other legal or equitable right or remedy.

SECTION 8.03.  Cumulative Rights.  No right or remedy herein conferred upon the Lenders or the Administrative Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

SECTION 8.04.  No Waiver.  No course of dealing between the Company, on the one hand, and any Lender or the Administrative Agent, on the other hand, or any failure or delay on the part of any Lender or the Administrative Agent in exercising any rights or remedies under any Loan Document or otherwise available to it, shall operate as a waiver of any rights or remedies, and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

SECTION 8.05.  Allocation of Proceeds.  If an Event of Default has occurred and not been waived, and the maturity of the Loans has been accelerated pursuant to this Article VIII, all payments received by the Administrative Agent hereunder in respect of any principal of or interest on the obligations of the Company hereunder, or any other amounts payable by the Company hereunder, shall be applied by the Administrative Agent in the following order:

(a)  amounts due to the Administrative Agent pursuant to Sections 2.09, 10.05 and 10.09;

(b)  amounts due to the Lenders pursuant to Sections 2.09, 10.05 and 10.09, to be applied for the ratable benefit of the Lenders (based on the amounts owing to each Lender at such time);

(c)  payments of interest on Loans, to be applied for the ratable benefit of the Lenders (based on the amounts accrued for the account of each Lender at such time);

(d)  payments of principal of Loans, to be applied for the ratable benefit of the Lenders (based on the amounts owing to each Lender at such time);

(e)  payments of all other amounts due by the Company under any of the Loan Documents, if any, to be applied for the ratable benefit of the parties entitled thereto (based on the amounts owing to such parties at such time); and

(f)  any surplus remaining after application as provided for herein, to the Company or otherwise as may be required by applicable law.

ARTICLE IX

The Administrative Agent

SECTION 9.01.  Appointment and Authority.  Each of the Lenders hereby irrevocably appoints JPMorgan to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto.  Except as expressly set forth in Section 9.06, the provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Company shall have no rights as third party beneficiaries of any of such provisions.

SECTION 9.02.  Rights as Lender.  The Person serving as the Administrative Agent hereunder shall, if it shall be a Lender, have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 9.03.  Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties);

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Sections 8.01 and 10.06) or (ii) in the absence of a court of competent jurisdiction having determined, in a final and non-appealable judgment, that the Administrative Agent’s action or inaction constituted gross negligence or willful misconduct on the part of the Administrative Agent.  The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice (stating it is a “notice of default”) describing such Default or Event of Default is given to the Administrative Agent by the Company or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent.

SECTION 9.04.  Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any e-mail transmission of a .pdf or similar electronic copy of any such document or other writing or any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 9.05.  Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to the respective activities of all such Persons in connection with the syndication of the credit facility provided for herein as well as activities as the Administrative Agent.

SECTION 9.06.  Resignation of Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders and the Company.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, and with the consent of the Company, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the retiring Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the retiring Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 10.05 and 10.09 shall continue in effect for the benefit of the retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as the retiring Administrative Agent.

If the Person serving as the Administrative Agent has become, or any Person as to which the Administrative Agent is, directly or indirectly, a subsidiary has become, the subject of a Bankruptcy Event, the Required Lenders may, to the extent permitted by applicable laws, by notice in writing to the Company and such Person, remove such Person as Administrative Agent and, with the consent of the Company, appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

SECTION 9.07.  Acknowledgments of Lenders.  (a) Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)  (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the NYFRB Rate, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine.  A notice of the Administrative Agent to any Lender under this Section 9.07(b) shall be conclusive, absent manifest error.

(ii) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the NYFRB Rate.

(iii) The Company hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitment) with respect to which such erroneous Payment was made in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of such Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) on a cashless basis at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby

(together with the Company) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Company or the Administrative Agent (but the failure of such Lender to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall relinquish its rights as a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its Commitment, which shall survive as to such assigning Lender, (iv) the Administrative Agent and the Company shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment and (v) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment; provided that, for the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitment of any Lender and such Commitment shall remain available in accordance with the terms of this Agreement and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations of the Company under the Loan Documents; provided that, for the avoidance of doubt, clauses (x) and (y) above shall not apply to the extent any such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by the Administrative Agent from the Company for the purpose of making such Payment.

(iv) Subject to Section 10.01 (but excluding, in all events, any assignment consent or approval requirements (other than any required consent of the Company)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(v) Each party’s obligations under this Section 9.07(b) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all obligations under the Loan Documents.

SECTION 9.08.  No Other Duties, Etc.  Notwithstanding anything herein to the contrary, none of the Arrangers, the Syndication Agent or the Documentation Agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent or a Lender, but all such Persons shall have the benefit of the indemnities and exculpatory provisions provided for hereunder and under the other Loan Documents.

SECTION 9.09.  Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relating to the Company, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other obligations of the Company under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent hereunder) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and their agents and counsel, and any other amounts due the Administrative Agent hereunder.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the obligations of the Company under the Loan Documents or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 9.10.  Certain ERISA Matters.

(a)  Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)  In addition, unless either (1) sub-clause (i) in paragraph (a) of this Section is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in paragraph (a) of this Section, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 9.11.  Posting of Communications.  (a)   The Company agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on a Platform.

(b)  Although the Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Platform is secured through a per-deal authorization method whereby each user may access the Platform only on a deal-by-deal basis, each of the Lenders and the Company acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Platform, and that there may be confidentiality and other risks associated with such distribution.  Each of the Lenders and the Company hereby approves distribution of the Communications through the Platform and understands and assumes the risks of such distribution.

(c)  THE PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, THE ARRANGERS OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO THE COMPANY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE COMPANY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE PLATFORM, EXCEPT TO THE EXTENT THAT SUCH LIABILITIES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY A FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH APPLICABLE PARTY; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL ANY APPLICABLE PARTY HAVE ANY LIABILITY TO THE COMPANY, ANY LENDER OR ANY OTHER PERSON FOR INDIRECT, SPECIAL, INCIDENT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES).

(d)  Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents.  Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e)  Each of the Lenders and the Company agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f)  Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

ARTICLE X

Miscellaneous

SECTION 10.01.  Assignments and Participations.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) other than pursuant to a consolidation or merger not prohibited under Section 7.04, the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and (ii) no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (A) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (B) by way of participation in accordance with the provisions of subsection (d) of this Section, or (C) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (e) of this Section and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and each of the Lender-Related Persons) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans and other amounts at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment or Loans subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than US$10,000,000 or an integral multiple of US$5,000,000 in excess thereof, unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(a), (b), (g) or (h) has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Commitment or Loans assigned, provided that this clause (ii) shall not be construed to prohibit the assignment of (A) a proportionate part of all the assigning Lender’s rights and obligations in respect of its Commitment without assigning a proportionate part of the assigning Lender’s Loans or (B) a proportionate part of all the assigning Lender’s rights and obligations in respect of its Loans without assigning a proportionate part of the assigning Lender’s Commitment; (iii) any assignment of a Commitment or a Loan must be approved (which approval shall not be unreasonably withheld or delayed) by the Administrative Agent (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); (vi) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of US$3,500; and (iv) the assignee shall deliver to the Administrative Agent a completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder).  Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.05 and 10.09 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.  Notwithstanding the foregoing, the Administrative Agent shall not be obligated to consent to an assignment hereunder until it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such assignee Lender.

(c)  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Company, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this

Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Company and, as to entries pertaining to it, any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)  Any Lender may at any time, without the consent of, or (except as set forth below in this subsection (d)) notice to, the Company or the Administrative Agent, sell participations to any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person, or the Company or the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Each Lender selling a participation shall notify the Company of the identity of the Participant and the amount of the participation; provided that the failure of any Lender to give such notice shall not affect the validity of such sale or the rights of the Participant hereunder.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clause (ii) of the first proviso to Section 10.06(a) that directly affects such Participant.  Subject to subsection (e) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.03 as though it were a Lender; provided such Participant agrees to be subject to Section 2.11(c) as though it were a Lender.

(e)  A Participant shall not be entitled to receive any greater payment under Section 3.01 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent.  No Participant shall be entitled to the benefits of Section 3.05 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to provide such forms, certificates or other evidence, if any, with respect to withholding Tax matters as required under Section 3.05 and otherwise complies with the requirements of Section 3.05 as though it were a Lender.

(f)  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under any Note) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that, except as set forth in paragraph (d) of this Section, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as such) shall not have any responsibility for maintaining a Participant Register.

SECTION 10.02.  Notices; Effectiveness; Electronic Communication.  (a)  General.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by e-mail, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Company, to V.F. Corporation, 105 Corporate Center Boulevard, Greensboro, North Carolina 27408, Attn: Anthony T. Cottonaro, Vice President-Treasurer (telephone: (716) 510-3529; e-mail address: Tony_Cottonaro@vfc.com);

(ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A. 10 South Dearborn, Floor L2, Suite IL1-0480, Chicago, IL, 60603-2300, Attn: Ashley Love (telephone: (980) 296-6579, e-mail address: ashley.love@chase.com) with a copy to JPMorgan Chase Bank, N.A., Middle Market Servicing, 10 South Dearborn, Floor L2, Suite IL1-0480, Chicago, IL, 60603-2300, Attn: Commercial Banking Group (e-mail addresses: jpm.agency.cri@jpmorgan.com, jpm.agency.servicing.1@jpmorgan.com); and

(iii) if to any other Lender, to it at its address set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received.  Notices delivered through e-mail or other electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)  Electronic Communications.  Notices and other communications to the Lenders hereunder may be, in addition to e-mail, delivered or furnished by other electronic communication or using the Platform pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by such electronic communication.  Each of the Administrative Agent and the Company may, in its discretion and in addition to e-mail, agree to accept notices and other communications to it hereunder by other electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to the Platform shall be deemed received upon the receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)  Change of Address, Etc.  Each of the Company and the Administrative Agent may change its address, telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.  Each Lender may change its address, telephone number or e-mail address for notices and other communications hereunder by notice to the Company and the Administrative Agent.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number and e-mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Company Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain MNPI.

(d)  Reliance by Administrative Agent and Lenders.  The Administrative Agent and the Lenders shall be entitled to, but shall have no obligation to, rely and act upon any notices (including telephonic notices) purportedly given by the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Company shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all Liabilities and expenses resulting from the reliance by such Person on each notice purportedly given by the Company, except to the extent that such Liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Person; provided that in no event shall any such Person have any Liability, on any theory of liability, to the Company, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 10.03.  Right of Set-off; Adjustments.  Upon the occurrence and during the continuance of any Event of Default and following notice to the Lenders from the Administrative Agent or the Required Lenders authorizing the exercise of the rights set forth in this Section 10.03, each Lender and each of its Affiliates shall hereby be authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such an Affiliate to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement and any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured.  Each Lender agrees promptly to notify the Company after any such set-off and application made by such Lender; provided, however that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Lender under this Section 10.03 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender or any of its Affiliates may have.

SECTION 10.04.  Survival.  All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of this Agreement and the other Loan Documents and shall continue in full force and effect until the Facility Termination Date; provided that the provisions of Sections 3.01, 3.04, 3.05, 10.05, 10.08 and 10.09 and Article IX shall survive and remain in full force and effect regardless of the Facility Termination Date.

SECTION 10.05.  Expenses.  The Company agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Arrangers and their respective Affiliates in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder and the structuring, arrangement and syndication of the credit facility established hereby, including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under the Loan Documents.  If an Event of Default occurs, the Company further agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Lenders (including, without limitation, reasonable attorneys’ fees and expenses) in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder. For the avoidance of doubt, no amount shall be payable pursuant to this Section 10.05 in respect of Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

SECTION 10.06.  Amendments and Waivers.  (a)  Except as provided in Section 10.06(b), any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Lenders or, as to Loan Documents other than this Agreement, the Administrative Agent at the direction of and on behalf of the Required Lenders; provided that (i) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Company and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, (A) such amendment does not adversely affect the rights of any Lender or (B) the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (ii) no such amendment or waiver shall (A) increase the Commitment of any Lender or change the currency in which Loans are available thereunder without the written consent of such Lender, (B) reduce the principal of or rate or amount of interest on any Loan or any fees payable hereunder (in each case, other than as a result of any waiver of any default interest applicable pursuant to Section 2.10(d), without the written consent of each Lender affected thereby, (C) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees payable hereunder, or the scheduled date for termination or expiration of any Commitment, without the written consent of each Lender affected thereby, (D) change the percentage set forth in the definition of the term “Required Lenders” or the percentage of the Commitments or of the unpaid principal amount of the Loans, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section 10.06 or any other provision of this Agreement, without the written consent of each Lender, (E) change Section 2.06, 2.11 or 8.05 in a manner that would alter the pro rata sharing of payments or the pro rata reduction of the Commitments required thereby (or, in the case of Section 8.05, the order of the application of payments required thereby), without the written consent of each Lender or (F) amend this Section 10.06, without the written consent of each Lender; and, provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.

(b)  Notwithstanding anything to the contrary in paragraph (a) of this Section:

(i)  this Agreement and the other Loan Documents may be amended in a manner provided in Sections 2.06(d), 2.13 and 3.02(b); and

(ii)  no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (A), (B) or (C) of Section 10.06(a)(ii) and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification.

(c)  The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 10.06 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

(d)  No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein.  No failure, delay or omission by the Administrative Agent or any Lender in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

SECTION 10.07.  Counterparts; Electronic Execution.  (a) This Agreement and any Loan Document may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement or any Loan Document to produce or account for more than one such fully-executed counterpart.

(b)  Delivery of an executed counterpart of a signature page of (i) this Agreement, (ii) any other Loan Document and/or (iii) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.02), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each, an “Ancillary Document”) that is an Electronic Signature transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable.  The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures and deliveries or the keeping of records in any electronic form (including deliveries by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that, without limiting the foregoing, (A) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Company without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (B) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart.  Without limiting the generality of the foregoing, the Company hereby (1) agrees that, for all purposes, including, without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Company, Electronic Signatures transmitted by emailed .pdf or any other electronic means that reproduce an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original and (2) agrees that the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record).

SECTION 10.08.  Termination.  The termination of this Agreement shall not affect any rights of the Company, the Lenders or the Administrative Agent or any obligation of the Company, the Lenders or the Administrative Agent arising prior to the effective date of such termination and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the obligations of the Company hereunder (other than any such obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Administrative Agent for the benefit of the Lenders under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the obligations of the Company hereunder have been paid in full after the termination hereof (other than any such obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) or the Company has furnished the Lenders and the Administrative Agent with an indemnification satisfactory to the Administrative Agent and each Lender with respect thereto.  Notwithstanding the foregoing, if after receipt of any payment of all or any part of the obligations of the Company hereunder, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force, and the Company shall be liable to, and shall indemnify and hold the Administrative Agent or such Lender harmless for, the amount of such payment surrendered until the Administrative Agent or such Lender shall have been finally and irrevocably paid in full.  The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Administrative Agent or the Lenders’ rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

SECTION 10.09.  Indemnification; Limitation of Liability.  (a)  The Company, to the maximum extent permitted by applicable law, agrees to indemnify and hold harmless each Lender-Related Person (each such Person, an “Indemnified Party”) from and against any and all Liabilities and expenses (including, without limitation, reasonable attorneys’ fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any Proceeding or preparation of defense in connection therewith) (i) in the case of the Arrangers, the Administrative Agent and their Related Parties only, the structuring, arrangement or syndication of the credit facility established hereby (and all related commitment and fee letters and the execution, delivery or performance thereof) and (ii) this Agreement and the other Loan Documents and the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except, in each case, to the extent such Liabilities or expenses are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party or any Related Party of such Indemnified Party.  In the case of a Proceeding to which the indemnity in this Section 10.09 applies, such indemnity shall be effective whether or not such Proceeding is brought by the Company or any of its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.  This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(b)  The Company agrees that no Lender-Related Person shall have any Liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries, any guarantor, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except, subject to the immediately following sentence, to the extent that such Liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from the gross negligence or willful misconduct of such Lender-Related Person or its Affiliates or their officers, directors or employees.  To the extent permitted by applicable law, the Company shall not assert, and the Company hereby waives, (i) any claim against any Lender-Related Person, on any theory of liability, for any Liabilities arising from the use by others of information or other materials (including any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), except to the extent such Liability is determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Lender-Related Person or its Affiliates or their officers, directors or employees and (ii) any Liabilities against any Lender-Related Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of or otherwise relating to this Agreement, any other Loan Document or any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

(c)  To the extent that the Company fails to pay any amount required to be paid by it under Section 10.05 or 10.09(a) to the Administrative Agent (or any sub-agent thereof) or any of its Related Parties, each Lender severally agrees to pay to the

Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.  For purposes of this Section 10.09(c), a Lender’s “pro rata share” shall be determined based upon its percentage of the aggregate principal amount of the Loans and the Commitments at the time (or most recently outstanding and in effect).

SECTION 10.10.  Severability.  If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.11.  Integration.  This Agreement, together with the other Loan Documents and any separate agreements with respect to fees payable to the Administrative Agent, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.  In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document executed on or after the date of this Agreement shall not be deemed a conflict with this Agreement.

SECTION 10.12.  Governing Law; Waiver of Jury Trial.

(a)  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

(b)  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR

PROCEEDING BROUGHT BY IT SHALL BE INSTITUTED IN, AND HEARD AND DETERMINED EXCLUSIVELY BY, SUCH FEDERAL COURT OR, IN THE EVENT SUCH FEDERAL COURT LACKS SUBJECT MATTER JURISDICTION, SUCH NEW YORK STATE COURT.  EACH PARTY HERETO HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c)  EACH OF THE PARTIES HERETO IRREVOCABLY AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  Nothing in the Agreement or any other Loan Document will affect the right of any party to this Agreement or such other Loan Document to serve process in any other manner permitted by law.

(d)  IN ANY ACTION, SUIT OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY AGREE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

(e)  EACH PARTY HERETO HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

SECTION 10.13.  Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential or shall be subject to a professional obligation of confidentiality), (b) to the extent requested by any regulatory authority (including, for the avoidance of doubt, any central bank, the Federal Reserve Bank or self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to the Company or any Subsidiary and its obligations, (g) with the consent of the Company, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any Affiliate of any of the foregoing on a nonconfidential basis from a source other than the Company, (i) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to this Agreement and (j) to market data collectors, including league table providers, and other services providers to the lending industry, in each case, information of the type routinely provided to such service providers.  For the purposes of this Section, “Information” means all information received from the Company or any of its Subsidiaries relating to the Company, any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company or any of its Subsidiaries.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 10.14.  “Know Your Customer” Checks; Certain Notices.  (a)   If (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement, (ii) any change in the status of the Company after the date of this Agreement, or (iii) a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Administrative Agent or any Lender (or, in the case of clause (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Administrative Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in clause (iii) above, on behalf of any prospective new Lender) in order for the Administrative Agent, such Lender or, in the case of the event described in clause (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.

(b)  Each Lender shall promptly upon the request of the Administrative Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself) in order for the Administrative Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.

(c)   Each Lender that is subject to the USA PATRIOT Act and/or the Beneficial Ownership Regulation and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Company that pursuant to the requirements of the USA PATRIOT Act and/or the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Company in accordance with the USA PATRIOT Act and/or the Beneficial Ownership Regulation.

SECTION 10.15.  Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 10.16.  No Fiduciary Relationship.  The Company, on behalf of itself and the Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Company and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Arrangers, the Lenders or their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Company acknowledges that the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies that have or may in the future have interests conflicting with the Company’s own interests.

SECTION 10.17.  Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in this Agreement, any other Loan Document or any related agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)  the application of any Write-Down and Conversion Powers by a Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)  the effects of any Bail-in Action on any such liability, including, if applicable:

(i)  a reduction in full or in part or cancellation of any such liability;

(ii)  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)  the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any Resolution Authority.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

V.F. CORPORATION

by
/s/ Steven E. Rendle
Name: Steven E. Rendle
Title: Chairman, President and CEO

by
/s/ Matthew H. Puckett
Name: Matthew H. Puckett
Title: Executive Vice President and CFO

[Signature Page to the V.F. Corporation Term Loan Agreement]

jpmorgan chase bank, n.a., as the Administrative Agent and a Lender by
/s/ James Kyle O'Donnell
Name: James Kyle O'Donnell
Title: Vice President

[Signature Page to the V.F. Corporation Term Loan Agreement]

SIGNATURE PAGE TO

V.F. CORPORATION

TERM LOAN AGREEMENT

Name of Lender:
WELLS FARGO BANK, N.A.

by
/s/ Carl Hinrichs
Name: Carl Hinrichs
Title: Director

SIGNATURE PAGE TO

V.F. CORPORATION

TERM LOAN AGREEMENT

Name of Lender:
PNC Bank, National Association

by
/s/ Dawn Kondrat
Name: Dawn Kondrat
Title: Senior Vice President

SIGNATURE PAGE TO

V.F. CORPORATION

TERM LOAN AGREEMENT

Name of Lender:
TD BANK, N.A.

by
/s/ Steve Levi
Name: Steve Levi
Title: Senior Vice President

SIGNATURE PAGE TO

V.F. CORPORATION

TERM LOAN AGREEMENT

Name of Lender:
TRUIST BANK

by
/s/ David Felty
Name: David Felty
Title: Managing Director

SIGNATURE PAGE TO

V.F. CORPORATION

TERM LOAN AGREEMENT

Name of Lender:
U.S. Bank National Association

by
/s/ Adam J. Kultgen
Name: Adam J. Kultgen
Title: Vice President

SIGNATURE PAGE TO

V.F. CORPORATION

TERM LOAN AGREEMENT

Name of Lender:
BNP Paribas

by
/s/ Emma Petersen
Name: Emma Petersen
Title: Managing Director

by
/s/ David Foster
Name: David Foster
Title: Director

SIGNATURE PAGE TO

V.F. CORPORATION

TERM LOAN AGREEMENT

Name of Lender:
CREDIT SUISSE AG, New York Branch

by
/s/ Doreen Barr
Name: Doreen Barr
Title: Authorized Signatory

by
/s/ Wing Yee Lee-Cember
Name: Wing Yee Lee-Cember
Title: Authorized Signatory

SIGNATURE PAGE TO

V.F. CORPORATION

TERM LOAN AGREEMENT

Name of Lender:
The Bank of Nova Scotia

by
/s/ Sarah Shaikh
Name: Sarah Shaikh
Title: Managing Director

Schedule 2.01

Commitments

Lender	Commitment
Wells Fargo Bank, National Association	$190,000,000.00
JPMorgan Chase Bank, N.A.	$150,000,000.00
PNC Bank National Association	$150,000,000.00
TD Bank, N.A.	$150,000,000.00
Truist Bank	$150,000,000.00
U.S. Bank National Association	$150,000,000.00
BNP Paribas	$20,000,000.00
Credit Suisse AG, New York Branch	$20,000,000.00
The Bank of Nova Scotia	$20,000,000.00
Total	$1,000,000,000.00

EXHIBIT A

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the credit facility identified below and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

i.	Assignor:

ii.	Assignee: [and is an Affiliate/Approved Fund of [identify Lender]][1]

iii.	Borrower: V.F. Corporation.

iv.	Administrative Agent: JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

v.	Credit Agreement: The Term Loan Agreement dated as of [●], 2022, among V.F. Corporation, JPMorgan Chase Bank, N.A., as

 1 Select as applicable.

Administrative Agent, and the Lenders party thereto from time to time (as from time to time amended, restated, supplemented or otherwise modified).

vi.	Assigned Interest:

Facility Assigned	Aggregate Amount of [Commitment][Loans] for all Lenders*	Amount of [Commitment][Loans] Assigned*	Percentage Assigned of the Aggregate Amount of [Commitments][Loans] of all Lenders[2]
Commitment	$	$	%
Loans

* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

vii.	[Trade Date. , 20 ][3]

viii.	Effective Date: , 20 [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

2 Set forth, to at least 9 decimals, as a percentage of the Commitments or Loans, as applicable, of all Lenders.

3 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to: ________________, as Assignor by
_____________________________
Name:
Title:

________________, as Assignee

by
_____________________________
Name:
Title:

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

by
_____________________________
Name:
Title:

[Consented to:

V.F. CORPORATION

by
_____________________________
Name:
Title:

by
_____________________________
Name:
Title: ][4]

4 To be added only if the consent of the Company is required pursuant to the definition of “Eligible Assignee” or Section 10.01(b) of the Credit Agreement.

ANNEX 1 TO
ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.       Representations and Warranties.

1.1       Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, other than its representations and warranties set forth in this Assignment and Assumption, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any Subsidiary or any other Affiliate of the Company or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a Lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Company, any Subsidiary or any other Affiliate of the Company or any other Person of any of their respective obligations under any Loan Document.

1.2       Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement) and it satisfies any requirements under applicable law that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 or 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any Arranger, the Assignor or any other Lender or any of their respected Related Parties and (vi) attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement (including Section 3.05 thereof), duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Arranger, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.       Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments of payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.       General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any electronic system shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

EXHIBIT B

[FORM OF] BORROWING NOTICE

JPMorgan Chase Bank, N.A.

10 South Dearborn, Floor L2

Suite IL1-0480

Chicago, IL, 60603-2300

Attention: Ashley Love

Email: ashley.love@chase.com

With copy(s) to:

JPMorgan Chase Bank, N.A.

Middle Market Servicing

10 South Dearborn, Floor L2

Suite IL1-0480

Chicago, IL, 60603-2300

Attention: Commercial Banking Group

Email: jpm.agency.cri@jpmorgan.com

   jpm.agency.servicing.1@jpmorgan.com

[Date]

Ladies and Gentlemen:

Reference is made to the Term Loan Agreement dated as of [●], 2022, among V.F. Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders party thereto from time to time (as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

This notice constitutes a Borrowing Notice and the Company hereby gives you notice, pursuant to Section 2.03 of the Credit Agreement, that it requests a Borrowing under the Credit Agreement, and in that connection specifies the following information with respect to such Borrowing:

(a)	Type of Borrowing:[1]

(b)	Aggregate principal amount of Borrowing[2]: US$ _______________

(c)	Date of Borrowing (which is a Business Day): _______________

1 Specify Term SOFR Borrowing or ABR Borrowing.

2 Must comply with Section 2.02(c) of the Credit Agreement.

(d)	Interest Period and the last day thereof[3]: ____________________

(e)	Location and number of the Company’s account to which proceeds of the requested Borrowing are to be disbursed (give name of bank and account number): [ ] (Account No.: ______________)

 3 Applicable to Term SOFR Borrowings only. Shall be subject to the definition of “Interest Period” and Section 2.02(d) of the Credit Agreement and can be a period of one, three or six months.

Very truly yours,

V.F. Corporation

by

Name:
Title:

EXHIBIT C

[FORM OF] INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A.

10 South Dearborn, Floor L2

Suite IL1-0480

Chicago, IL, 60603-2300

Attention: Ashley Love

Email: ashley.love@chase.com

With copy(s) to:

JPMorgan Chase Bank, N.A.

Middle Market Servicing

10 South Dearborn, Floor L2

Suite IL1-0480

Chicago, IL, 60603-2300

Attention: Commercial Banking Group

Email: jpm.agency.cri@jpmorgan.com

   jpm.agency.servicing.1@jpmorgan.com

Ladies and Gentlemen:

Reference is made to the Term Loan Agreement dated as of [●], 2022, among V.F. Corporation, a Pennsylvania corporation (the “Company”), JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders party thereto from time to time (as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”).  Capitalized terms used and not otherwise defined herein have the meanings specified in the Credit Agreement.

This notice constitutes an Interest Election Request and the Company  hereby gives notice, pursuant to Section 2.05 of the Credit Agreement, that it requests the conversion or continuation of a Borrowing under the Credit Agreement, and in that connection the Company specifies the following information with respect to such Borrowing and each resulting Borrowing:

1.       Borrowing to which this request applies:

Principal Amount:  _______________________________

Type:  _______________________________

Interest Period:1  _______________________________

2.       Effective date of this election:2  _______________________________

1 In the case of a Term SOFR Borrowing, specify the last day of the current Interest Period therefor.

2 Must be a Business Day.

3. Resulting Borrowing[s]3

Principal Amount: ______________________________

Type:  _______________________________

Interest Period:4  _______________________________

Very truly yours,

V.F. CORPORATION,
by

Name:
Title:

3 If different options are being elected with respect to different portions of the Borrowing, provide the information required by this item 3 for each resulting Borrowing.  Each resulting Borrowing shall be in an aggregate amount that is an integral multiple of, and not less than, the amount specified for a Borrowing of such Type in Section 2.02(c) of the Credit Agreement.

4 Applicable only if the resulting Borrowing is to be a Term SOFR Borrowing.  In the case of a Term SOFR Borrowing, shall be subject to the definition of “Interest Period” and Section 2.02(d) of the Credit Agreement and can be a period of one, three or six months.  If an Interest Period is not specified, then the Company shall be deemed to have selected an Interest Period of one month’s duration.  In no case may such Borrowing extend beyond the Maturity Date.

EXHIBIT D

[[FORM OF] ACCESSION AGREEMENT dated as of [                  ], 20__ (this “Agreement”), among V.F. CORPORATION, a Pennsylvania corporation (the “Company”), [                       ] (each, an “Increasing Lender”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

Reference is made to the Term Loan Agreement dated as of [●], 2022, among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders party thereto from time to time (as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”).  Capitalized terms used and not otherwise defined herein have the meanings specified in the Credit Agreement.

The Company desires, pursuant to Section 2.06(d) of the Credit Agreement, to increase the aggregate amount of the Commitments by US$[          ] to US$[          ] (the “Commitment Increase”).  The date of effectiveness of the Commitment Increase in accordance with Section 2.06(d) of the Credit Agreement is referred to herein as the “Commitment Increase Effective Date”.

[Each Increasing Lender that, prior to the Commitment Increase Effective Date, is a Lender hereby agrees that, effective as of the Commitment Increase Effective Date, (a) the Commitment of such Increasing Lender shall be increased by (or, if such Increasing Lender does not, immediately prior to the Commitment Increase Effective Date have a Commitment, such Increasing Lender shall have a Commitment in) an amount equal to the amount set forth opposite the name of such Increasing Lender on Schedule I hereto under the caption “Commitment Increase Amount” and (b) such Increasing Lender shall have all of the rights and obligations of a Lender under the Credit Agreement in respect of the amount of such increase in the Commitment of (or the amount of the Commitment of) such Increasing Lender (as well as all the rights and obligations of such Increasing Lender in respect of its Commitment and Loans, if any, in effect immediately prior to the Commitment Increase Effective Date).]

[Each Increasing Lender that, prior to the Commitment Increase Effective Date, is not a Lender hereby (a) represents and warrants that such Increasing Lender is an Eligible Assignee and (b) agrees that, effective as of the Commitment Increase Effective Date, (i) such Increasing Lender shall have a Commitment in an amount equal to the amount set forth opposite the name of such Increasing Lender on Schedule I hereto under the caption “Commitment Increase Amount” and (ii) such Increasing Lender shall be party to the Credit Agreement as a Lender for all purposes of the Credit Agreement and the other Loan Documents, and shall have all the rights and obligations of a Lender under the Credit Agreement, and agrees to be bound by all provisions of the Credit Agreement applicable to it as a Lender thereunder.]

[The Administrative Agent hereby approves the identity of each Increasing Lender that, prior to the Commitment Increase Effective Date, is not a Lender.]

This Agreement shall be construed in accordance with and governed by the laws of the State of New York. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

V.F. CORPORATION

by

Name:
Title:

by

Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

by

Name:
Title:

[Insert Name of increasing Lender]

by

Name:
Title:

Schedule I

Commitment Increase

Increasing Lender	Commitment Increase Amount][1]

1 Amount must be equal to US$20,000,000 or an integral multiple of US$5,000,000 in excess thereof.

Schedule 1

[FORM OF] COMPLIANCE CERTIFICATE

JPMorgan Chase Bank, N.A.

10 South Dearborn, Floor L2

Suite IL1-0480

Chicago, IL, 60603-2300

Attention: Ashley Love

Email: ashley.love@chase.com

With copy(s) to:

JPMorgan Chase Bank, N.A.

Middle Market Servicing

10 South Dearborn, Floor L2

Suite IL1-0480

Chicago, IL, 60603-2300

Attention: Commercial Banking Group

Email: jpm.agency.cri@jpmorgan.com

   jpm.agency.servicing.1@jpmorgan.com

Reference is made to the Term Loan Agreement dated as of [●], 2022, among V.F. Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders party thereto from time to time (as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Credit Agreement.

The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to the Administrative Agent as follows:

I.	Calculations:

A. Compliance with Section 7.01: Consolidated Net Indebtedness to Consolidated Net Capitalization as of [                         ], 20__ 1 (the “Determination Date”):

4. Consolidated Net Indebtedness as of the Determination Date	US$[ ]

5. Consolidated Net Worth as of the Determination Date	US$[ ]

1 The Determination Date is the last day of the fiscal quarter or fiscal year covered by the financial statements that are being delivered concurrently with the delivery of this Compliance Certificate pursuant to Section 6.01(a) or 6.01(b) of the Credit Agreement.

6. Consolidated Net Capitalization as of the Determination Date (sum of A.1 and A.2)	US$[ ]

7. Ratio of A.1 to A.3*	_________ to 1.00

*Required: A.4 must not be greater than (i) with respect to any Determination Date ending on or prior to the fiscal quarter ending on or about March 31, 2023, 0.70 to 1.00, (ii) with respect to any Determination Date thereafter and ending on or prior to the fiscal quarter ending on or about March 31, 2024, 0.65 to 1.00 and (iii) with respect to any Determination Date thereafter, 0.60 to 1.00.

B. Compliance with Section 7.02(j): Liens

1. Consolidated Net Worth as of the Determination Date	US$[ ]

2. B.1 X 15%	US$[ ]

3. Is the aggregate principal amount of Indebtedness secured by Liens not permitted under Sections 7.02(a) through 7.02(i) less than B.2?	Yes	No

4. B.1 x 20%	US$[ ]

5. Is the sum of (1) the aggregate principal amount of Indebtedness secured by the Liens not permitted under Sections 7.02(a) through 7.02(i) and (2) the aggregate principal amount of Indebtedness incurred in accordance with Section 7.03(f) less than B.4?	Yes	No

C. Compliance with Section 7.03(f): Indebtedness of Subsidiaries

1. Is the aggregate principal amount of Indebtedness not permitted under Sections 7.03(a) through 7.03(e) less than B.2?	Yes	No

II.	No Default:

No Default or Event of Default has occurred and is continuing on the date of this Compliance Certificate[, except as set forth below]2.

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2 Set forth the details of any Default or Event of Default and the action that the Company is taking or proposes to take with respect thereto.

IN WITNESS WHEREOF, I have executed this Compliance Certificate this [            ] day of [                      ], 20__.

V.F. CORPORATION

by

Name:
Title: